Exhibit 10.10

Portions of this Exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment. Such portions have been marked as follows: (Redacted).

L E A S E

MERRITT 7 VENTURE L.L.C., Landlord

AND

FACTSET RESEARCH SYSTEMS, INC., Tenant

Date:   December 16, 2003

Space:   38,045 s.f., Entire First Floor
              38,045 s.f., Entire Second Floor
              38,045 s.f., Entire Third Floor
              12,785 s.f., Fourth Floor

Building 601 Merritt
7 Corporate Park Norwalk,
Connecticut 06851

Exhibit A - Floor Plans
Exhibit B - Description of Land
Exhibit C - Form of SNDA
Exhibit D - Rules and Regulations
Exhibit E - Cleaning Specifications
Exhibit F - Work Schedule

        LEASE, dated December 16, 2003, between MERRITT 7 VENTURE L.L.C., a Delaware limited liability company having its principal place of business at c/o Albert D. Phelps, Inc., 401 Merritt 7, Norwalk, Connecticut 06851 (hereinafter called “Landlord”), and FACTSET RESEARCH SYSTEMS, INC., a Delaware corporation having an office at One Greenwich Plaza, Greenwich, Connecticut 06830 (hereinafter called “Tenant”).

W I T N E S S E T H:

ARTICLE 1

Premises, Definitions, Term, and Rent. Etc.

        Section 1.1     Premises.   Landlord does hereby lease to Tenant, and Tenant does hereby hire from Landlord, subject to the covenants, agreements, terms, provisions and conditions of this Lease, for the term hereinafter stated, certain premises consisting of approximately 126,920 rentable square feet comprising 38,045 rentable square feet, the entire First Floor; 38,045 rentable square feet, the entire Second Floor; 38,045 rentable square feet, the entire Third Floor; and 12,785 rentable square feet, a portion of the Fourth Floor of the building (hereafter called the “Building”), known as Building 601, located at the Merritt 7 Corporate Park, Norwalk, Connecticut 06851, substantially as shown shaded on the rental plans annexed hereto as Exhibit A. Said leased premises, together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of, or during the term of this Lease, are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 4 of this Lease) are hereinafter called the “Premises”. The plot of land on which the Building is located is hereinafter called the “Land” and is legally described on attached Exhibit B.

        Section 1.2     Definitions.   For the purposes of this Lease, unless the context otherwise requires:

    (a)        “Building Systems” shall mean the mechanical, gas, electrical, sanitary, heating, air-conditioning, ventilating, elevator, plumbing, life-safety, roof and other service systems of the Building.

    (b)        “Business Days” shall mean all days except Saturdays, Sundays and the following holidays: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. This definition may be changed by Landlord (provided such changes are limited to recognition of nationally recognized holidays) from time to time, upon not less than thirty (30) days’ notice to Tenant.

    (c)        “Business Hours” applicable to the Premises shall mean Tenant’s customary hours of doing business, as may be modified from time to time by notice to Landlord. Initially, Business Hours shall be 8 A.M. to 6 P.M. on Business Days and 8 A.M. to 1 P.M. on Saturdays.

    (d)        “Common Areas” shall mean all of the areas of the Property not intended to be occupied by tenants, including without limitation elevator shafts, utility closets, fire stairs, the parking areas of the Garage, the exterior of the Building, the roof, plaza areas, truck docks, the main entrance lobby, elevator lobbies, bathrooms, landscaping and the Land.

    (e)        “Control” shall mean ownership of more than 35% of the outstanding voting stock of a corporation or other majority equity and/or control interest if not a corporation and/or the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of voting securities, by statute or according to the provisions of a contract.

    (f)        “Environmental Laws” shall mean all applicable federal, state, county, and local statutes, laws, regulations, rules, ordinances, codes, standards, guidelines, orders, licenses and permits of any Governmental Authorities relating to environmental, health or safety matters, including by way of illustration and not by way of limitation, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act of 1970, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1970, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act and any state and local equivalents of the preceding laws, including, but not limited to Connecticut General Statute § 22a-1 et seq., including any amendments or extensions thereof and all future similar statutes, laws, rules, regulations, and directives and any rules, regulations, standards or guidelines issued pursuant to any of said Environmental Laws.

    (g)        “Garage” shall mean the garage that is located directly under and around the Building.

    (h)        “Governmental Authorities” or a “Governmental Authority” shall mean any federal, state, county, municipal or local government or any quasi-governmental authority, now or hereafter created and all departments, commissions, boards, bureaus and offices thereof having or claiming jurisdiction over the Building or any portion thereof.

    (i)        “Hazardous Substances” shall mean any hazardous or toxic chemical, waste, byproduct, pollutant, contaminant, compound, product or substance, including, without limitation, asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), and any material the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal remediation or handling of which is now, or may in the future be, prohibited, controlled or regulated by any Environmental Laws.

    (j)        “Insurance Requirements” shall mean all rules, regulations and requirements of the Connecticut Board of Fire Underwriters, the Connecticut Fire Insurance Rating Organization and any similar body from time to time.

    (k)        “Landlord’s Representatives” shall mean the employees, contractors and other agents of Landlord as may be designated in writing by Landlord.

    (l)        “Park” shall mean the Merritt 7 Corporate Park, currently consisting of Buildings 101, 201, 301, 401, 501 and the Building, Norwalk, CT, all of which are owned by Landlord or affiliates of Landlord.

    (m)        “Property” shall mean, collectively, the Land and Building.

    (n)        “Requirements” shall mean all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of all Governmental Authorities now existing or hereafter created, and of any and all of their departments and bureaus affecting the Property or any portion thereof, or any street, avenue or sidewalk comprising a part of or in front thereof, including without limitation the Americans With Disabilities Act and the regulations thereunder.

    (o)        [intentionally omitted]

    (p)        “Substantially Completed” or “Substantial Completion” shall mean (i) the stage in the progress of work when such work (or a designated portion thereof) is sufficiently complete in accordance with applicable plans and specifications so that the applicable party can occupy or utilize the work for its intended use, in accordance with applicable law, or continue with its own work efficiently and in phase as the case may be; (ii) a certificate of occupancy has been approved for such work by the City of Norwalk; and (iii) a certificate of Substantial Completion has been issued by the independent architect who or which prepared the applicable plans and specifications.

    (q)        “Tenant Work” shall mean the tenant improvement work necessary to complete the Premises, which work will be performed pursuant to Article 29 herein.

    (r)        “Tenant’s Property” shall mean Tenant’s moveable fixtures and moveable partitions, telephone and other equipment, furniture, furnishings, work stations, decorations (excluding wall and floor coverings) and other items of personal property. Tenant’s Property shall include without limitation, all moveable equipment and other items installed in Tenant’s cafeteria, bookcases attached to walls, fitness equipment, video equipment and video conferencing equipment, including specialty screens, bars, built-in art work and displays. Tenant’s Property shall not include the Tenant Work and Additional Tenant Work (as hereinafter defined).

    (s)        “Tenant’s Representatives” shall mean those for whom in the circumstances Tenant is responsible in law.

    (t)        “Term” shall mean the aggregate of the Initial Term and any Extended Terms as to which Tenant has exercised its option.

    (u)        “Unavoidable Delay” shall mean any and all delays beyond the reasonable control of a party, including without limitation delays caused by the other party hereto, governmental restrictions, governmental regulations, order of civil, military or naval authority, governmental preemption, acts of God, fire, earthquake, floods, explosions, extreme weather conditions, enemy action, civil commotion, riot or insurrection, fire or other unavoidable casualty, strikes or any other cause beyond such party’s control. Notwithstanding the foregoing, lack of funds shall not be deemed a cause beyond either party’s reasonable control.

        Section 1.3     Term.   The initial term of this Lease (the “Initial Term”) shall commence (the “Term Commencement Date”) on January 1, 2005, subject to possible adjustment pursuant to Section 1.5 hereof. Except as otherwise provided in this Lease, the Initial Term shall end on the earlier of (a) the fifteenth (15th) anniversary of the Term Commencement Date, or (b) the date upon which said Term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Lease or pursuant to law.

        Section 1.4     Rent.

    (a)        The annual rent reserved under this Lease for the Initial Term shall be and consist of a net rent (“Net Rent”), namely:

                (i)        At the rate of (Redacted) per annum (which is calculated at the rate of (Redacted) per rentable square foot) for the first, second, third, fourth and fifth years of the Initial Term of this Lease; and

                (ii)        At the rate of (Redacted) per annum (which is calculated at the rate of (Redacted) per rentable square foot) for the sixth, seventh, eighth, ninth and tenth years of the Initial Term of this Lease; and

                (iii)        At the rate of (Redacted) per annum (which is calculated at the rate of (Redacted) per rentable square foot) for the eleventh, twelfth and thirteenth years of the Initial Term of this Lease; and

                (iv)        At the rate of (Redacted) per annum (which is calculated at the rate of (Redacted) per rentable square foot) for the fourteenth and fifteenth years of the Initial Term of this Lease.

    (b)        The Net Rent plus the cost of Tenant’s electric consumption as set forth in Article 24 hereof, plus the cost of Operating Expenses as set forth in Article 26 hereof and plus such additional rent and other charges as shall become due and payable hereunder (collectively, the “Rent”), shall be payable as hereinafter provided to Landlord at its office, or such other place as Landlord may designate, in lawful money of the United States of America.

    (c)        Net Rent due hereunder for each lease year during the Term shall be payable in advance by Tenant in twelve (12) equal monthly installments, each installment to be paid on the first (1st) day of each calendar month during the Term, provided, however, if the Term Commencement Date is advanced or delayed pursuant to Section 1.5 of this Lease, such that the first (1st) lease year of the Term shall be more than one (1) calendar year (in the case of an advance in the Term Commencement Date), or less than one (1) calendar year (in the case of a delay in the Term Commencement Date), then the Net Rent for such first lease year shall be adjusted in a manner consistent with the intent and purposes of Section 1.5, and the first installment of Net Rent shall be due on the Term Commencement Date, as same has been advanced or delayed pursuant to Section 1.5 of this Lease. If, by reason of any of the other provisions of this Lease, the Term Commencement Date shall commence on any day other than the first day of a calendar month or if the Term shall end on a date other than the last day of a calendar month, the Rent for such partial calendar month shall be prorated on the basis of the number of days in such month (“Daily Rate”). Rent for such partial month shall be the product of the number of days in such month that are part of the Term multiplied by the Daily Rate.

        Section 1.5     Delays in Substantial Completion of Tenant Work and Additional Tenant Work.

    (a)        Substantial Completion of Tenant Work and Additional Tenant Work. Landlord and Tenant acknowledge that:

                (i)        Tenant will be relocating its operations from three (3) various other locations in Fairfield County, Connecticut (the “Other Locations”), to the Premises;

                (ii)        pursuant to the schedule for the completion of the Tenant Work and Additional Tenant Work attached hereto as Exhibit F (the “Work Schedule”), Substantial Completion of two (2) floors of the Premises (the “Initial Delivered Premises”), as same shall be designated by Tenant prior to the commencement of the Tenant Work, is anticipated to occur by August 13, 2004, and Substantial Completion of the balance of the Premises (the “Subsequent Delivered Premises”) is anticipated to occur by August 20, 2004;

                (iii)        Tenant anticipates commencing such relocation on an on-going or rolling basis to the Premises upon the Substantial Completion of each portion of the Premises, as aforesaid;

                (iv)        if Tenant is unable to timely relocate its operations as aforesaid, Tenant may be subject to Holdover Penalties (as hereinafter defined) under Tenant’s lease(s) for space in such Other Locations;

                (v)        Tenant further desires the Substantial Completion of certain other components of the Additional Tenant Work in accordance with the Work Schedule; and

                (vi)        the Tenant Work and Additional Tenant Work is being performed by Landlord’s construction manager pursuant to the Construction Management Agreement (as hereinafter defined).

    (b)        Early Delivery of Substantial Completion of Tenant Work.

                (i)        Landlord and Tenant acknowledge and agree that if the Initial Delivered Premises are Substantially Completed and delivered to Tenant on or prior to August 13, 2004, the Term Commencement Date, solely with respect to the Initial Delivered Premises, shall be advanced to a date that is four (4) months after the date of such Substantial Completion and delivery to Tenant, provided, however, such Term Commencement Date shall not be advanced hereunder to a date earlier than December 17, 2004. If the Term Commencement Date is advanced as aforesaid, then Tenant shall pay to Landlord, for each day that such Term Commencement Date is so advanced, the following:

    (A)        Net Rent in an amount equal to the product of (x) a fraction, the numerator of which is the total rentable square footage of the Initial Delivered Premises, and the denominator of which is the total rentable square footage of the Premises, and (y) $6,432.93;

    (B)        Operating Expenses (as hereinafter defined) with respect to the Initial Delivered Premises prorated and apportioned on a per diem basis consistent with the intent and purposes of Section 26.1 of this Lease; and

    (C)        all other items of Rent hereunder with respect to the Initial Delivered Premises prorated and apportioned on a per diem basis consistent with the intent and purposes of this Lease.

If such Term Commencement Date is advanced under this Section 1.5(b)(i), the first (1st) lease year of the Initial Term with respect to the Initial Delivered Premises shall be extended to commence on such advanced Term Commencement Date and expire on December 31, 2005, and the second (2nd) lease year of the Initial Term shall still be deemed to commence on January 1, 2006. Any advancement of the Term Commencement Date under this Section 1.5(b)(i) shall not be deemed to advance the Term Commencement Date with respect to any other portion of the Premises.

                (ii)        Landlord and Tenant acknowledge and agree that if the Subsequent Delivered Premises are Substantially Completed and delivered to Tenant on or prior to August 20, 2004, the Term Commencement Date, solely with respect to the Subsequent Delivered Premises, shall be advanced to a date that is four (4) months after the date of such Substantial Completion and delivery to Tenant, provided, however, such Term Commencement Date shall not be advanced hereunder to a date earlier than December 17, 2004. If the Term Commencement Date is advanced as aforesaid, then Tenant shall pay to Landlord, for each day that such Term Commencement Date is so advanced, the following:

    (A)        Net Rent in an amount equal to the product of (x) a fraction, the numerator of which is the total rentable square footage of the Subsequent Delivered Premises, and the denominator of which is the total rentable square footage of the Premises, and (y) $6,432.93;

    (B)        Operating Expenses with respect to the Subsequent Delivered Premises prorated and apportioned on a per diem basis consistent with the intent and purposes of Section 26.1 of this Lease; and

    (C)        all other items of Rent hereunder with respect to the Subsequent Delivered Premises prorated and apportioned on a per diem basis consistent with the intent and purposes of this Lease.

If such Term Commencement Date is advanced under this Section 1.5(b)(ii), the first (1st) lease year of the Initial Term with respect to the Subsequent Delivered Premises shall be extended to commence on such advanced Term Commencement Date and expire on December 31, 2005, and the second (2nd) lease year of the Initial Term shall still be deemed to commence on January 1, 2006. Any advancement of the Term Commencement Date under this Section 1.5(b)(ii) shall not be deemed to advance the Term Commencement Date with respect to any other portion of the Premises.

    (c)        Delay in Substantial Completion of Tenant Work and Building Cafeteria.

                (i)        Landlord and Tenant acknowledge and agree that if the Initial Delivered Premises are Substantially Completed after August 31, 2004, for reasons other than Tenant Delay (as hereinafter defined), Third Party Delay (as hereinafter defined), or Unavoidable Delay, the Term Commencement Date with respect to the Initial Delivered Premises shall be delayed day-for-day for each day after August 31, 2004, that the Initial Delivered Premises are not Substantially Completed, in which case:

    (A)        Net Rent shall be abated for each day that such Term Commencement Date is so delayed in an amount equal to the product of (x) a fraction, the numerator of which is the total rentable square footage of the Initial Delivered Premises, and the denominator of which is the total rentable square footage of the Premises, and (y) $6,432.93;

    (B)        Operating Expenses with respect to the Initial Delivered Premises prorated and apportioned on a per diem basis consistent with the intent and purposes of Section 26.1 of this Lease shall be abated for each day that such Term Commencement Date is so delayed; and

    (C)        all other items of Rent with respect to the Initial Delivered Premises prorated and apportioned on a per diem basis consistent with the intent and purposes of this Lease shall be abated for each day that such Term Commencement Date is so delayed.

If such Term Commencement Date is delayed under this Section 1.5(c)(i), the first (1st) lease year of the Initial Term with respect to the Initial Delivered Premises shall be deemed to commence on such delayed Term Commencement Date and expire on December 31, 2005, and the second (2nd) lease year of the Initial Term shall still be deemed to commence on January 1, 2006. Any delay of the Term Commencement Date under this Section 1.5(c)(i) shall not be deemed to delay the Term Commencement Date with respect to any other portion of the Premises.

                (ii)        Landlord and Tenant acknowledge and agree that if either the Subsequent Delivered Premises or the Building Cafeteria (as hereinafter defined) are Substantially Completed after August 31, 2004, for reasons other than Tenant Delay, Third Party Delay, or Unavoidable Delay, the Term Commencement Date with respect to the Subsequent Delivered Premises shall be delayed day-for-day for each day after August 31, 2004, that the Subsequent Delivered Premises or the Building Cafeteria are not Substantially Completed, in which case:

    (A)        Net Rent shall be abated for each day that such Term Commencement Date is so delayed in an amount equal to the product of (x) a fraction, the numerator of which is the total rentable square footage of the Subsequent Delivered Premises, and the denominator of which is the total rentable square footage of the Premises, and (y) $6,432.93;

    (B)        Operating Expenses with respect to the Subsequent Delivered Premises prorated and apportioned on a per diem basis consistent with the intent and purposes of Section 26.1 of this Lease shall be abated for each day that such Term Commencement Date is so delayed; and

    (C)        all other items of Rent with respect to the Subsequent Delivered Premises prorated and apportioned on a per diem basis consistent with the intent and purposes of this Lease shall be abated for each day that such Term Commencement Date is so delayed.

If such Term Commencement Date is delayed under this Section 1.5(c)(ii), the first (1st) lease year of the Initial Term with respect to the Subsequent Delivered Premises shall be deemed to commence on such delayed Term Commencement Date and expire on December 31, 2005, and the second (2nd) lease year of the Initial Term shall still be deemed to commence on January 1, 2006. Any delay of the Term Commencement Date under this Section 1.5(c)(ii) shall not be deemed to delay the Term Commencement Date with respect to any other portion of the Premises.

                (iii)        In addition to (and not in lieu of) the provisions of Section 1.5(c)(i) and (ii), in the event any of the Initial Delivered Premises and/or the Subsequent Delivered Premises are Substantially Completed after August 31, 2004, and Tenant, using commercially reasonable efforts, is not able to move and actually occupy the Premises for conduct of regular business by September 30, 2004, and, as a further consequence thereof, Tenant is obligated to pay Holdover Penalties to the landlord(s) under the lease(s) for the Other Locations, then Landlord shall reimburse Tenant for Tenant’s Holdover Penalties resulting from such delay within ten (10) Business Days after written request therefor by Tenant.

                (iv)        (Redacted)

    (A)        (Redacted)

    (B)        (Redacted)

    (C)        agrees, to the extent practicable, to relocate its facilities and personnel in the Other Location known as “Greenwich Plaza” to the Premises, prior to relocating its facilities and personnel in the Other Locations to the Premises; and

    (D)        represents to Landlord that the Holdover Penalties under the leases for the Other Locations shall not commence until October 1, 2004.

    (d)        Delay of Certain Additional Tenant Work. Landlord and Tenant agree that in the event the Emergency Generator (as hereinafter defined) is not installed and fully operational by August 30, 2004, for reasons other than Tenant Delay, Third Party Delay or Unavoidable Delay, then Landlord shall pay to Tenant, within ten (10) days of demand therefor, the sum of Four Hundred and 00/100 Dollars ($400.00) for each day of such delay.

    (e)        Acknowledgement of Changes to Term Commencement Date. If the Term Commencement Date is advanced or delayed pursuant to the provisions of this Section 1.5, Landlord and Tenant shall, reasonably promptly thereafter, enter into a written agreement memorializing such advance or delay in the Term Commencement Date with respect to the portion(s) of the Premises affected by such advance or delay.

    (f)        Certain Defined Terms. For purposes of this Section 1.5, the following capitalized terms shall have the following definitions:

        “Holdover Penalties” shall mean, with respect to each lease for each Other Location, the difference between (i) the holdover rent and any and all other penalties actually charged by the landlord thereunder to Tenant pursuant to such lease, and (ii) the rent that Tenant is paying under such lease immediately prior to the holdover thereof.

        “Tenant Delay” shall mean actual delays in the Substantial Completion of the Tenant Work or Additional Tenant Work (or such specified portions thereof) resulting from (i) the failure by Tenant to comply with the timing set forth for the various line-items in the Work Schedule that are the responsibility solely of Tenant; or delays in the Tenant Work or Additional Tenant Work under Section 8.3.1 of the General Conditions of the Construction Management Agreement.

        “Third Party Delay” shall mean actual delays in the Substantial Completion of the Tenant Work or Additional Tenant Work (or such specified portions thereof) resulting from or caused by third party contractors or subcontractors that are not subject to supervision by Landlord’s construction manager under the Construction Management Agreement or otherwise, including, without limitation, the Specialized Service Providers (as hereinafter defined), or any furniture systems or partition suppliers or installers retained directly by Tenant. The parties agree that if Landlord’s construction manager is paid a fee or other remuneration under the Construction Management Agreement based on the fees paid to such third party contractors or subcontractors, Landlord’s construction manager shall, for purposes of determining whether any delay caused by a third party contractor or subcontractor constitutes “Third Party Delay” hereunder, be deemed to have supervised such third party contractor or subcontractor.

        Section 1.6     Pre-Term Commencement Date Occupancy.   Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the right to use and occupy the Premises (or any portion thereof) at any time on or after the Substantial Completion thereof, but will not pay Rent thereon until the Term Commencement Date applicable thereto.

        Section 1.7     Payment of Rent.   Tenant does hereby covenant and agree promptly to pay the Rent reserved as and when the same shall become due and payable, without demand therefor, and without any set-off or deduction whatsoever, except as may be herein provided, and to keep, observe and perform, and to permit no violation of, each and every of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of Tenant to be kept, observed and performed.

        Section 1.8     Measurement.   In determining the rentable area of the Building and the Premises or any portion thereof pursuant to any provision of this Lease, the rentable area shall be the rentable area thereof in square feet determined in accordance with the Standard Method of Floor Measurement for Office Buildings adopted by The Real Estate Board of New York, Inc., 1981 edition.

        Section 1.9     (Redacted)

ARTICLE 2

Commencement of Tenant Work and Additional Tenant Work

        Section 2.1     Commencement.   As of the date of this Lease, Tenant, in accordance with the provisions of Article 29 hereof, shall have the right to commence the Tenant Work and the Additional Tenant Work for purposes of Tenant’s occupancy of the Premises on or after the date hereof in accordance with the Work Schedule.

ARTICLE 3

Use of Premises

        Section 3.1     Permitted Uses.   The Premises shall be used for the following, but no other, purpose, namely: general and executive office use and any other legal purpose and uses incidental thereto, including without limitation, operation of vending machines; installation, maintenance, and operation of telephone switching equipment, electronic data and word processing equipment, computer processing facilities and business machines, printing and copying equipment, and transmitting and receiving equipment (whether by radio, microwave transmission or otherwise); and meeting rooms. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for any purpose other than the uses hereinbefore specifically mentioned.

        Section 3.2     Prohibitions.   Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, shall in any way impair the character, reputation or appearance of the Building as a high quality office building, materially impair or interfere with any of the building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Premises, or materially impair or interfere with the use of any of the other areas of the Building by Landlord or any other tenant of the Building. Tenant shall not install any electrical or other equipment of any kind which causes any such impairment or interference. Standard office equipment shall not be deemed to cause such impairment or interference.

        Section 3.3     Retail Uses.   Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the Premises or any part thereof, or permit the Premises or any part thereof to be used:

    (a)        for the retail operation of a banking, trust company, or safe deposit business,

    (b)        as the retail operation of a savings bank, or as a savings and loan association, or as a loan company (provided that ATMs installed for use solely by Tenant’s employees and invitees are permitted),

    (c)        as a retail restaurant (provided that vending machines for use by Tenant’s employees and invitees are permitted), or

    (d)        as a retail bar for the sale of alcoholic beverages.

        Section 3.4     Licenses and Permits.   If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business or other activity carried on in the Premises, then Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant’s expense, shall, at all times, comply with the Requirements of each such license or permit.

ARTICLE 4

Appurtenances, Not to be Removed

      Section 4.1     Appurtenances.

    (a)        (i) All improvements, installations and appurtenances of a permanent nature, (i.e. that are attached to, or built into, the Premises at the commencement of or during the Term hereof and that cannot be removed without substantial damage to the Premises (hereinafter severally and collectively called in this Section, “Appurtenances”), whether or not furnished or installed at the expense of Tenant or by Tenant) shall be and remain part of the Premises and be deemed the property of Landlord at the end of the Term and shall not be removed by Tenant, except as otherwise expressly provided in this Lease. Any Tenant’s Property furnished and installed in any part of the Premises (whether or not attached thereto or built therein) may be removed from the Building by Tenant prior to the expiration of the Term hereof and shall be removed from the Building by Tenant prior to such expiration (or if Tenant acting with reasonable promptness is not able to remove the same from the Building prior to such expiration, such Tenant’s Property shall be removed from the Building by Tenant within sixty (60) days thereafter). If any Tenant’s Property (other than the last generation of cabling, and provided such cabling is properly hung on hangers and/or trays) is not removed by Tenant from the Building within the time above specified therefor, then Landlord (in addition to all other rights and remedies to which Landlord may be entitled at any time) may at its election deem that the same has been abandoned by Tenant to Landlord, but no such election shall relieve Tenant of Tenant’s obligation to pay the expense of removing the same from the Building or the expense of repairing damage to the Premises or to the Building arising from such removal. The reasonable cost and expense of any such removal and the cost and expense of repairing any damage to the Premises or to the Building arising from removal shall be paid by Tenant within thirty (30) days of receipt of an invoice therefor.

                (ii)        Notwithstanding anything set forth in Section 4.1(a)(i) above (unless Landlord notifies Tenant, in writing, no less than sixty (60) days prior to the expiration of the Term that Tenant need not cause said removal), Tenant, at its sole cost and expense, shall cause the removal of any interior connecting stairwells and raised file floors if same are installed in the Premises or connecting the Premises with any other leased space of Tenant’s Affiliates, and Tenant shall repair any and all damage resulting from the removal. In the event Landlord requires Tenant to remove the interior connecting stairwells and/or the raised file floors, Tenant shall have the right to cause said removal up to thirty (30) days after the expiration of the Term without being deemed to have held over its tenancy.

    (b)        Anything in this Lease to the contrary notwithstanding, at the end of the Term, Tenant shall not be required to remove or replace any Appurtenances (including wiring or cabling) approved by Landlord, unless Landlord required removal thereof at the time of approval. Landlord may, at Tenant’s expense, only require removal of specific items (such as interior stairs and raised floor systems), which would substantially increase the cost of removal over the standard tenant improvements. In furtherance of the foregoing, (i) Landlord agrees that Tenant shall not be obligated to restore any portion of the Premises with respect to which any Tenant Work has been performed, unless Landlord required restoration thereof at the time of Landlord’s approval of such Tenant Work, (ii) Landlord agrees that Tenant shall not be obligated to restore any portion of the common areas, shell, façade, or other portions of the Building to or which any Additional Tenant Work has been performed, unless Landlord required restoration thereof at the time of Landlord’s approval of such Additional Tenant Work, and (iii) Landlord hereby waives the right to require that Tenant remove any Appurtenances installed by Tenant that are customary and reasonable for corporate tenants in similar buildings in the lower Fairfield County area (such as raised floor areas of 20,000 square feet or less in area each, ordinary electrical phone and computer wiring, pantry installations of 1,500 square feet or less in area each, wall coverings, window treatments, decorations and millwork, private bathrooms, and supplemental HVAC and/or exhaust systems located within the Premises).

        Section 4.2     Landlord’s Reservations.   For the purpose of complying with its obligations under this Lease, Landlord reserves the right to utilize and have access through all the perimeter walls of the Premises, the Building roof, any space in and/or adjacent to the Premises used for shafts, stairways, stacks, pipes, vertical conveyors, mail chutes, pneumatic tubes, conduits, ducts, electric or other utilities, rooms containing elevator or air conditioning machinery and equipment, sinks or other similar or dissimilar Building facilities. Landlord shall be responsible for maintenance, repair and replacement of same when necessary.

ARTICLE 5

Various Covenants/Insurance

        Section 5.1     Tenant’s Covenants.   Tenant covenants and agrees that Tenant will:

    (a)        Good Care. Take good care of the Premises, except for Landlord’s obligations under this Lease.

    (b)        Rules and Regulations. Faithfully observe and comply with the rules and regulations annexed hereto as Exhibit D and such additional reasonable rules and regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant reasonably prior to enforcement, which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant so long as Landlord enforces the rules and regulations uniformly and non-discriminatorily among all tenants and provided further that Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees. In no event may any additional rules or regulations limit the use of the Premises permitted in Article 3 herein or cause Tenant to incur additional costs, liabilities or obligations. Notwithstanding the foregoing, Landlord hereby agrees that, to the extent the Building is a “smoke-free” building, Landlord shall designate one or more smoking areas around the Building, provided, that such smoking areas shall not be located in close proximity to the entrance doorway to Tenant’s plaza-level reception area.

    (c)        Inspection By Landlord. Provided such entry does not materially interfere with the conduct of Tenant’s business, permit Landlord or its representatives, to enter the Premises at all reasonable hours and upon prior reasonable notice (not less than 24 hours’ notice, except for an emergency) for the purposes of inspection, or of making repairs, replacement or improvements in or to the Premises or the Building or equipment, or of complying with all Requirements or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such Requirements, to keep and store within the Premises all necessary materials, tools and equipment so long as such storage does not interfere with Tenant’s ability to use and enjoy the Premises and is placed in storage areas designated by Tenant), so long as such entry does not materially interfere with Tenant’s ability to conduct its business in the Premises.

    (d)        Waiver of Claims. Make no claim against Landlord or any lessor under any ground or underlying lease for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by the negligence or willful misconduct of Landlord, its agents or employees, in the operation or maintenance of the Premises or the Building. No property other than such as might normally be brought upon or kept in the Premises as an incident to the reasonable use of the Premises for the purposes specified in this Lease shall be brought upon or kept in the Premises.

    (e)        Alterations. Except as hereinafter provided, make no alterations, improvements or installation, repairs, additions, improvements, or replacements (hereinafter collectively called “Tenant’s Changes”) in, to or about the Premises without Landlord’s prior written consent, and then only by contractors or mechanics reasonably approved by Landlord. Tenant’s Changes shall be done at Tenant’s sole expense and at such times and in such manner as to comply with the Rules and Regulations. Prior to the commencement of any Tenant’s Changes, Tenant shall submit to Landlord, for Landlord’s written approval, plans and specifications (to be prepared by and at the expense of Tenant to the extent the preparation of plans and specifications are appropriate to the kinds of changes and consistent with standard architectural documents) of such proposed Tenant’s Changes. Any item of Tenant’s Property which is placed in the Premises shall not be deemed incorporated in the Premises for purposes of this Section. Any mechanic’s lien filed against the Premises or the Property for work done for, or claimed to have been done for, or materials furnished to, or claimed to have been furnished to Tenant shall be discharged by Tenant within sixty (60) days after Tenant’s receiving written notice that the same has been filed, at Tenant’s expense, by filing the bond required by law or otherwise (or bonding over the lien at a title company). Tenant shall have the right to contest the amount or validity of any such lien by appropriate proceedings, at Tenant’s sole expense, provided that Tenant shall have delivered to Landlord a surety bond or title insurance reasonably satisfactory to Landlord sufficient to cause such lien to be removed or insured over as an encumbrance upon the Property. All Tenant’s Changes shall at all times comply with (1) the Requirements, (2) reasonable rules and regulations of Landlord, and (3) plans and specifications prepared by and at the expense of Tenant theretofore submitted to Landlord for Landlord’s prior written approval to the extent that the preparation of plans and specifications are appropriate to the kinds of changes to be made and are consistent with standard architectural documents. No Tenant’s Changes shall be undertaken, started or begun by Tenant or by Tenant’s Representatives or anyone else acting for or on behalf of Tenant until Landlord has approved such plans and specifications or other appropriate documentation, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Tenant agrees that it will not at any time prior to or during the Term of this Lease, either directly or indirectly, use any contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Landlord in the construction, maintenance and/or operation of the Building or any part thereof. If, in Landlord’s good faith and reasonable judgment, any Tenant request for Landlord approval under this Section 5.1(e) and such Tenant request will not adversely affect the exterior of the Building, the Building structure or the Building Systems, then Landlord’s consent to same shall not be unreasonably withheld, conditioned or delayed. Anything in this Lease to the contrary notwithstanding, to the extent Tenant’s Changes are merely decorative, or non-structural, and otherwise do not affect the exterior of the Building or the Building Systems, Landlord’s consent to same shall not be required.

    (f)        Insurance Ratings. Not violate, or permit the violation of, any condition imposed by the standard fire insurance policy issued for office buildings in the County of Fairfield and State of Connecticut, nor do anything or permit anything to be done, or keep anything or permit anything to be kept, in the Premises which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Landlord.

    (g)        Landlord’s Access. Permit Landlord, at reasonable times (but only during Business Hours on Business Days) and upon prior reasonable notice (not less than 24 hours’ notice, except for an emergency) without disruption to Tenant’s normal course of business, to show the Premises to any mortgagee or any prospective purchaser of the Building and/or the Land or of Landlord’s interest therein, and their representatives, and during the period of twelve (12) months preceding the date of expiration of the Term hereof, similarly show any part of the Premises to any person contemplating the leasing of all or a portion of the same; provided, however, Tenant may require that all such persons be accompanied by a Tenant Representative (other than in the case of emergencies). The provisions of this subsection (g) shall not apply after such time as Tenant has vacated substantially all of Premises.

    (h)        Surrender. At the end of the Term, quit and surrender to Landlord the Premises “as is” and in broom-clean and in good order and condition except for ordinary wear and tear and loss by fire or other casualty. Any Tenant’s Property, other than last generation of cabling properly hung on hangers and/or trays, which shall remain in the Premises for more than sixty (60) days after the expiration or termination of the Term of this Lease shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that, notwithstanding the foregoing (but subject to Sections 4.1(a)(i) and 4.1(b) hereof), Tenant will, upon request of Landlord made not later than thirty (30) days after the expiration or termination of the Term hereof, promptly remove from the Building any such Tenant’s Property at Tenant’s own cost and expense.

    (i)        Estoppel Certificate. At any time and from time to time upon not less than thirty (30) days’ prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a statement of Tenant (or if Tenant is a corporation, an appropriate officer of Tenant) in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), specifying the dates to which the Net Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Tenant has not issued to Landlord any notice of default in performance of any provision of this Lease and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement so delivered may be relied upon by any lessor under any ground or underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage, of the Building and/or the Land or of Landlord’s interest therein. In the event Tenant requests such statement from Landlord, Landlord shall give such statement to Tenant on the same terms and within the same time period as stated above.

    (j)        Indemnification of Landlord.

                (i)        Indemnify, defend and save harmless, Landlord, ING Clarion Partners, Albert D. Phelps, Inc. and any mortgagee and any lessor under any ground or underlying lease, and their respective officers, directors, contractors, agents and employees (each, an “Indemnified Party”), from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including, but not limited to, counsel fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to Property (including any loss of use thereof) or otherwise arising from or in connection with the use of or from any work, installation or thing whatsoever done (other than by any Indemnified Party) in the Premises or Building prior to, during, or subsequent to, the Term of this Lease or arising from any condition of the Premises or Building due to or resulting from any default by Tenant in the performance of Tenant’s obligations under this Lease or from any act, omission or negligence of Tenant or any of Tenant’s officers, directors, agents, contractors, employees, subtenants, licensees or invitees.

                (ii)        No Indemnified Party shall be liable to Tenant and Tenant hereby waives all claims against each Indemnified Party for any injury to or death of any person or damage to or destruction of Property in or about the Premises, Building or Land by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roofs, walls, basement or other portion of the Premises, Building or Land, but excluding, however, the gross negligence or willful misconduct of any such Indemnified Party.

    (k)        Tenant Insurance Requirements. At its own cost and expense, keep in force during the Term of this Lease:

    (i)        Commercial general liability insurance which insures against claims for bodily injury, personal injury and property damage based upon, involving, or arising out of the Tenant’s use, occupancy, or maintenance of the Premises. Such insurance shall afford the following limits:

Each Occurrence	$1,000,000
General Aggregate	$2,000,000
Products/Completed Operations Aggregate	$1,000,000
Personal Injury Liability	$1,000,000
Fire Damage Legal Liability	$50,000
Medical Payments	$5,000

        Tenant’s commercial general liability insurance shall name Landlord, as additional insured for claims arising from Tenant’s use, occupancy or maintenance of the Premises. This coverage shall include blanket contractual liability, broad form property damage liability, premises/operations and products/completed operations hazards. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.

                (ii)        Business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence.

                (iii)        Worker’s compensation and employers liability insurance. The employers liability insurance shall afford limits of $500,000 per accident, $500,000 per employee for bodily injury by disease, and $500,000 policy limit for bodily injury by disease. Such insurance shall comply with Tenant’s obligations to its employees under the laws of the state in which the Premises are located.

                (iv)        Umbrella/excess liability insurance, on an occurrence basis, that applies excess of required commercial general liability, business automobile liability, and employers liability policies with the following limits:

Each Occurrence	$5,000,000
Annual Aggregate	$5,000,000

        These limits shall be in addition to and not including those stated for the underlying commercial general liability, business automobile liability, and employers liability insurance required herein. Such excess commercial general liability policies shall name Landlord as additional insured for claims arising from Tenant’s use, occupancy or maintenance of the Premises.

                (v)        All risk property insurance including theft, sprinkler leakage and boiler and machinery coverage on all of Tenant’s trade fixtures, furniture, inventory and other personal property in the Premises, and on any alterations, additions, or improvements made by Tenant upon the Premises.

        All such insurance (except for worker’s compensation and employers liability insurance, which shall be issued by insurers reasonably acceptable to Landlord) shall be effected under valid and enforceable policies (which may cover the Premises and other locations); shall be issued by insurers of recognized responsibility reasonably acceptable to Landlord with a minimum Best’s rating of A-X and shall contain a provision whereby the insurer agrees not to cancel the insurance applicable to the Building without thirty (30) days’ prior written notice to Landlord.

        On or before the date that Tenant occupies and uses any portion of the Premises after Substantial Completion thereof, Tenant shall furnish Landlord with a certificate evidencing the aforesaid insurance coverages, and renewal certificates shall be furnished to Landlord at least thirty (30) days prior to the expiration date of each policy for which a certificate was theretofore furnished. The certificates shall include a cancellation provision where the insurer agrees to make best endeavors to give thirty (30) days’ notice of cancellation or material change.

         Section 5.2     Tenant’s Insurer Rating; Certification of Insurance.

    (a)        Tenant shall not knowingly do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord for claims arising from Tenant’s use, occupancy or maintenance of the Premises.

    (b)        In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease, within thirty (30) days following Landlord’s written request thereof, Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof.

    (c)        The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder. Any deductible selected by Tenant shall be the sole responsibility of Tenant.

    (d)        Should Tenant engage the services of any contractor to perform work in the Premises (pursuant to the provisions of Section 5.1(e)), Tenant shall ensure that such contractor carries commercial general liability (including completed operations coverage), business automobile liability, umbrella/excess liability, worker’s compensation and employers liability coverages in amounts reasonably acceptable to Landlord. Contractor shall name Landlord as additional insured on the liability policies required hereunder.

     Section 5.3      Landlord’s Insurance.   Landlord shall procure and maintain the following:

    (a)        All risk property insurance on the Building (including, from and after Substantial Completion thereof, the Tenant Work and Additional Tenant Work). Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement (other than the Tenant Work and Additional Tenant Work) which Tenant may make upon the Premises. In addition, Landlord may elect to secure and maintain rental income insurance. Landlord may elect to self-insure for the coverage required under this section. If the annual cost to Landlord for such Property or rental income insurance exceeds the standard rates because of the nature of Tenant’s operations, Tenant shall, upon receipt of appropriate invoices, reimburse Landlord for such increased cost.

    (b)        Commercial general liability insurance, which shall be in addition to, and not in lieu of, insurance required to be maintained by Tenant. Landlord may elect to self-insure for this coverage. Tenant shall not be named as an additional insured on any policy of liability insurance maintained by Landlord.

        Section 5.4     Waiver of Claim and Subrogation.   Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either party’s property. Each party shall obtain any special endorsement, if required by its insurers whereby the insurer waives its rights of subrogation against the other party. By this Article 5, Landlord and Tenant intend that the risk of loss or damage to either party’s property be borne by the parties’ insurance carriers and Landlord and Tenant shall look solely to and seek recovery from only their respective insurance carriers in the event a loss is sustained for which insurance is required under this Lease. For this purpose, applicable deductible amounts shall be treated as though they were recoverable under such policies.

     Section 5.5     Landlord’s Covenants.   Landlord covenants and agrees that Landlord will:

    (a)        Maintenance of Building. At its expense (subject to reimbursement pursuant to the provisions of Article 26 hereof), keep and maintain the Property, including the landscaping of the Land and its fixtures, appurtenances and facilities serving the Premises, the Common Areas, including the structure of the Building, the Building Systems and any Common Areas of the Park, in good condition and repair as a first class office park in the southern Fairfield County market, including the landscaping of the Land and its fixtures, appurtenances and facilities serving the Premises, exterior windows of the Building and Common Area facilities, including the parking areas utilized by Tenant, the roof of the Building and the structure of the Building, the Building Systems in good condition and repair. Landlord agrees to comply with all local code requirements regarding the Building Systems and fire/safety regulations affecting the Building throughout the Term.

    (b)        Damage. Promptly repair (in a good and workmanlike manner using materials at least comparable to the original construction) or replace, if necessary, any damage done to the Property by Landlord or Landlord’s Representatives and make any repairs and replacements to the Premises and the Building Systems within the Premises which Tenant is not required to make pursuant to other provisions of this Lease. Anything in this Lease to the contrary notwithstanding, (i) Landlord’s repair responsibilities shall include structural matters (including without limitation roof, exterior walls, load bearing interior walls, foundations, columns); all core areas (including without limitation telephone closets, electric closets, fire stairs, Common Areas); HVAC; mechanical; electrical; plumbing; life safety systems; utility/sewer lines; fire sprinkler; extraordinary repairs and damages to Tenant’s finishes caused by failures of items which Landlord is to repair; and (ii) Tenant’s repair obligations shall be limited to ordinary interior repairs and damage caused by its negligence or willful misconduct. Any work done by Landlord pursuant to this Section in the Premises after the Term Commencement Date shall be performed during non-Business Hours, except in the event of an emergency. Landlord shall diligently attempt to minimize all noise, smells, dust and debris.

    (c)        Tenant Access. Permit Tenant to have access to the Property 24 hours per day, seven (7) days per week throughout the Term, subject to reasonable security requirements.

    (d)        Indemnification of Tenant. Except for the negligence or willful misconduct of Tenant or Tenant’s Representatives, indemnify, defend and save harmless, Tenant and Tenant’s Representatives, from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including, but not limited to, counsel fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to Property (including any loss of use thereof) or otherwise arising from or in connection with the use of or from any work, installation or thing whatsoever done (other than by Tenant or Tenant’s Representatives) in the Property prior to, during, or subsequent to, the Term or arising from any condition of the Premises or the Property due to or resulting from any default by Landlord or Landlord’s Representative in the performance of Landlord’s obligations under this Lease or from any act, omission or negligence of Landlord or any of Landlord’s Representatives.

ARTICLE 6

Changes or Alterations by Landlord

        Section 6.1     Reservation of Right.   Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, stairways (but not interior stairways within the Premises) and other parts thereof, and to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as Landlord may reasonably deem necessary to maintain the Building (and with respect to the Premises, to maintain its obligations under this Lease); provided, however, that (a) there shall be no unreasonable obstruction of the means of access to the Premises or unreasonable interference with the use or appearance of the Premises or the conduct of Tenant’s business or any unreasonable interference in the parking spaces to be provided to Tenant hereunder, or the access to the Building from such parking spaces, (b) Landlord shall not make any such changes, alterations, additions, improvements, repairs or replacements (x) in or to the Additional Tenant Work (other than as set forth in clause (y) below) without Tenant’s sole discretion consent (provided that if Tenant leases less than 100,000 rentable square feet in the Building, then such consent shall not be unreasonably withheld, conditioned or delayed by Tenant), (y) in or to the Additional Tenant Work for health and safety or code compliance reasons without Tenant’s consent, which consent cannot be unreasonably withheld, conditioned or delayed, or (z), other than as set forth in clause (x), in or to the façade, exterior walls or roofline of the Building, without Tenant’s consent, which consent cannot be unreasonably withheld, conditioned or delayed. Nothing contained in this Article 6 shall relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Any repairs/alterations made by Landlord shall not (i) interfere with Tenant’s use or enjoyment of the Premises or Tenant’s access to the Premises; (ii) reduce the square footage of the Premises; or (iii) damage the appearance of the Premises. Furthermore, any pipes or conduits that may be installed by Landlord in the Premises shall be installed above the ceiling, below the floor or concealed or boxed in a manner consistent with Tenant’s décor and subject to Tenant’s prior written approval. Any damage caused to the Premises (including Tenant’s decor) shall be repaired by Landlord, at its sole cost and expense.

        Section 6.2     No Easements.   Neither this Lease nor any use by Tenant shall give Tenant any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any other building, other than the parking facility on the Land or to any public convenience, and the use of such doors, passages, concourses, plazas and conveniences may, with prior notice to Tenant, be regulated or discontinued by Landlord provided that Tenant’s amenity is not diminished and occupancy of the Premises is not materially adversely affected. Such use of doors, concourses, and passages or plazas shall be uniformly applied to all tenants and will not interfere with Tenant’s ability to conduct its business. If at any time any windows of the Premises are temporarily darkened or obstructed incident to or by reason of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof or are temporarily or permanently closed or rendered inoperable, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligation hereunder nor constitute an eviction, unless such damage is caused by the gross negligence or willful misconduct of Landlord or any of Landlord’s Representatives. Landlord agrees to afford Tenant access to the Premises and the parking facility at all times.

        Section 6.3     No Allowance.   Except as otherwise specified in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment, thereof, and no liability upon Landlord for failure of Landlord or others to make any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the Premises, or in or to the fixtures, appurtenances or equipment thereof. Landlord agrees to perform any work contemplated under this Article with due diligence so as to minimize any interference with Tenant’s business operation at the Premises.

ARTICLE 7

Damage by Fire

        Section 7.1     Restoration; Abatement.   If any part of the Property shall be damaged by fire or other casualty, Tenant or Landlord shall give prompt written, or oral in case of emergency, notice thereof to the other party. Landlord shall proceed with reasonable diligence to repair such damage, including Tenant’s improvements, the Tenant Work and Additional Tenant Work, and if any part of the Premises shall be rendered untenantable (or if the parking for the Building shall be substantially impaired) by reason of such damage, the Rent payable hereunder shall be abated to the extent that such Rent relates to such part of the Premises for the period from the date of such damage to the date when such part of the Premises shall have been made tenantable and the parking restored, or to such earlier date upon which the Term with respect to such part of the Premises shall expire or terminate. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof (unless caused by the gross negligence or willful misconduct of Landlord or Landlord’s Representatives). Tenant understands that Landlord will not carry insurance of any kind on Tenant’s Property, and that Landlord shall not be obligated to repair any damage to Tenant’s Property or replace the same.

        Section 7.2     Termination Rights.

    (a)        Within sixty (60) days after damage by fire or other casualty to the Property, Landlord shall deliver to Tenant a written certificate (the “Estimate”) from an independent general contractor (not an employee or agent of Landlord) licensed in the State of Connecticut and reasonably acceptable to Tenant, estimating the period required for restoration of the damage from the date of the Estimate. If substantial alteration or reconstruction of the Building shall be required as a result of damage by fire or other casualty (whether or not the Premises shall have been damaged by such fire or other casualty), then this Lease and the Term and estate hereby granted may be terminated by Tenant by notice of such termination within thirty (30) days after Tenant’s receipt of the Estimate. In the event of the giving of such notice of termination, this Lease and the Term and estate hereby granted shall expire as of the date of the casualty with the same effect as if such date were the date hereinbefore specified for the expiration of the Term, and the Rent payable hereunder shall be apportioned as of such date of termination. “Substantial alteration or reconstruction” shall be deemed required hereunder if more than one (1) floor of the portion of the Building constituting the Premises are substantially damaged and, pursuant to the Estimate, restoration of same shall be reasonably estimated to require more than one (1) year to complete from the date of Estimate. In the case of a casualty within the last two (2) years of the Term, the applicable period shall be thirty (30) days.

    (b)        In addition, if Landlord shall not have Substantially Completed the restoration and obtained the approval of a certificate of occupancy for the Premises within thirty (30) days after the end of the restoration period covered by the Estimate, then Tenant shall receive one (1) day of Rent abatement for each day of delay, commencing after the restoration is Substantially Completed; and if the restoration is not Substantially Completed within sixty (60) days after the end of the period covered by the Estimate, Tenant shall receive one (1) day of Rent abatement for each day thereafter until the restoration is Substantially Completed. After Substantial Completion, Landlord shall diligently complete the balance of the restoration including any punch list work identified by Tenant.

        Section 7.3     Express Agreement.   This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty and any statute providing for such a contingency in the absence of express agreement, and any other law of like import now or hereafter in force, shall have no application in such case.

ARTICLE 8

Condemnation

        Section 8.1      Lease Termination.

    (a)        If the whole of the Property, or such part thereof or of the associated parking areas as will render the remainder untenantable shall be acquired or condemned for any public or quasi-public use or purpose, this Lease shall end as of the date of the vesting of title in the condemning authority (either through court order or by voluntary conveyance by Landlord in lieu of condemnation) with the same effect as if said date were the scheduled expiration date. If only a part of the Property shall be so acquired or condemned, then, except as otherwise provided in this Article, this Lease and the Term shall continue in force and effect but, from and after the date of the vesting of title, the Net Rent shall be an amount that bears the same ratio to the Net Rent payable immediately prior to such condemnation pursuant to this Lease as the value of the untaken portion of the Premises (appraised after the taking and repair of any damage to the Building pursuant to this Section) bears to the value of the entire Premises immediately before the taking, and any additional rent payable shall be adjusted to reflect the diminution of the Premises. The value of the Premises before and after the taking shall be determined for the purposes of this Section by an independent appraiser, which appraiser shall, if necessary, be chosen by arbitration pursuant to Article 44 herein. A taking of more than twenty percent (20%) of the Premises will, at Tenant’s option, be deemed to be a taking of one hundred percent (100%) of the Premises.

    (b)        If more than fifty percent (50%) of the Building or a material part of the Land shall be so acquired or condemned, then Landlord may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, ninety (90) days’ notice of termination of this Lease. If the part of the Building so acquired or condemned shall contain more than five percent (5%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises or associated parking, Tenant, at Tenant’s sole option, may give to Landlord, within sixty (60) days following the date upon which Tenant shall have received notice of vesting of title, ninety (90) days’ notice of termination of this Lease. Any dispute concerning the exercise by Landlord or Tenant of an option to terminate this Lease pursuant to this Section shall be submitted to arbitration pursuant to Article 44 herein. In the event any such notice of termination is given by Landlord or Tenant, this Lease shall terminate upon the expiration of said ninety (90) day period with the same effect as if the date were the scheduled expiration date. If a part of the Property shall be so acquired or condemned, and the Lease shall not be terminated pursuant to the provisions of this Section, Landlord, at Landlord’s expense, shall restore that part of the Property not so acquired or condemned to a self-contained rental unit and substantially the same condition as prior thereto. In the event of any termination of this Lease pursuant to the provisions of this Section, the Rent shall be apportioned as of the date of such termination, and any prepaid portion of Rent for any period after such date shall be promptly refunded by Landlord to Tenant.

        Section 8.2     Expiration.   In the event of termination in any of the cases hereinbefore provided, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the full Term.

        Section 8.3     Award.   In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly waives any and all right, title and interest of Tenant now or hereafter arising in and to any such award or any part thereof and assigns the same to Landlord, and Tenant shall be entitled to receive no part of such award and shall have no claim against Landlord on account thereof; provided however, that Tenant shall be entitled to receive an amount equal to the unamortized cost of the Tenant Work in excess of the Tenant Allowance plus the unamortized cost of the Additional Tenant Work in excess of the Additional Tenant Allowance, amortized on a straight line basis over fifteen (15) years. In addition, Tenant shall have the right to seek a separate award for (a) its relocation costs, (b) the goodwill of its business and (c) any taking of Tenant’s Property.

        Section 8.4     Temporary Taking.   It is expressly understood and agreed that the provisions of this Article 8 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period. For purposes of this Section, “limited period” shall be deemed to be twelve (12) months or less. It is also understood and agreed that in the event the Premises or a portion thereof is condemned or taken for governmental occupancy for twelve (12) months or less, the Rent payable hereunder shall be abated to the extent that such Rent relates to the condemned or taken part of the Premises.

ARTICLE 9

Compliance with Laws

        Section 9.1     Tenant’s Obligations.   Tenant, at Tenant’s expense, shall comply with all Requirements and all Insurance Requirements, at any time duly issued or in force, applicable to the Premises or any part thereof or to Tenant’s use thereof, except that Tenant shall not hereby be under any obligation to comply with any Requirements or Insurance Requirements requiring any alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of, Tenant, or is attributable to the particular use or manner of use to which Tenant puts the Premises (however, Landlord not Tenant shall be required to comply with Requirements and Insurance Requirements relating to the Building generally), or is required by reason of a breach of any of Tenant’s covenants and agreements hereunder. Where any alteration of or in connection with the Premises is required by any such Requirements or Insurance Requirements, and, by reason of the express exception hereinabove contained, Tenant is not under any obligation to make such alteration, then Landlord shall make such alteration and pay the cost thereof.

        Section 9.2     Landlord’s Obligations.   Landlord shall, at its expense, comply with all Requirements and Insurance Requirements within the Property (including the Premises) which are Building-wide or which result from the negligence or willful act or breach of this Lease by Landlord or any of Landlord’s Representatives. Landlord shall also comply with all Requirements (including without limitation the Americans With Disabilities Act) and Insurance Requirements applicable to the Common Areas and with all Requirements and Insurance Requirements with which Tenant is not obligated to comply under Section 9.1 herein. Such expenses of Landlord shall be deemed Operating Expenses to the extent provided in Article 26 hereto.

        Section 9.3     Condition at Lease Execution.   Landlord shall deliver the shell Premises to Tenant as follows: (i) HVAC stubbed and ready for Tenant’s distribution; (ii) all columns and perimeter walls sheet-rocked and taped; (iii) fire protection systems or sprinklers stubbed; (iv) four-inch sleeved penetrations from the telephone closets for communications services wiring from carriers’ point of entry in the basement of the Building to locations within the Premises; (v) free of all asbestos; (vi) vacant and broom-clean. Landlord has completed the floor lobby areas and the floor common bathrooms to a standard comparable to the other buildings in the Park.

        Section 9.4     Tenant’s Right to Contest.   Tenant shall have the right to contest, by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant or Landlord or both, at no expense to Landlord, the validity or application of any Legal Requirement or Insurance Requirement imposed upon Tenant hereunder, subject to the following:

    (a)        If by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Property or any part thereof and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding; and

    (b)        If any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Landlord to criminal liability or a default under any fee mortgage and Tenant (i) furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of such contest or delay, and (ii) prosecutes the contest with due diligence.

        Landlord shall promptly execute and deliver any appropriate papers which may be necessary or proper to permit Tenant to so contest the validity or application of any such law, ordinance, order, rule, regulation or requirement.

        Section 9.5     Landlord’s Right to Contest.   Landlord shall have the right to contest, by appropriate legal proceedings diligently conducted in good faith, in the name of Landlord or Tenant or both, at no expense to Tenant, the validity or application of any Legal Requirement or Insurance Requirement imposed upon Landlord hereunder, subject to the following:

    (a)        If by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against Tenant and without subjecting Tenant to any liability, civil or criminal, for failure so to comply therewith, Landlord may delay compliance therewith until the final determination of such proceeding; and

    (b)        If any lien, charge or civil liability would be incurred by Tenant by reason of any such delay, Landlord nevertheless may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Tenant to criminal liability and Landlord (i) furnishes to Tenant security, reasonably satisfactory to Tenant, against any loss or injury by reason of such contest or delay, and (ii) prosecutes the contest with due diligence.

        Tenant shall promptly execute and deliver any appropriate papers which may be necessary or proper to permit Landlord to so contest the validity or application of any such law, ordinance, order, rule, regulation or requirement.

        Section 9.6      Hazardous Substances.

    (a)        In order to induce Tenant to enter into this Lease, Landlord represents to Tenant that, to the best of Landlord’s knowledge, there are no Hazardous Substances in, on or under the Land.

    (b)        If Landlord becomes aware of any inquiry, investigation or administrative, judicial or other proceeding regarding Hazardous Substances or the violation of any Environmental Laws with respect to the Property, Landlord shall, within (5) five days after first learning of same, give Tenant notice of the same, and provide all available information regarding each inquiry, investigation or proceeding.

    (c)        Landlord shall not cause or permit, as the result of any intentional or unintentional act or omission on the part of Landlord, Landlord’s Representatives, tenants or other occupants of the Park to store, use, possess, dispose or release or threaten to release Hazardous Substances in, on or from any portion of the Park.

    (d)        Landlord shall not cause or permit, as the result of any intentional or unintentional act or omission on the part of Landlord, Landlord’s Representatives, tenants or other occupants of the Park, any violation of any Environmental Law.

    (e)        Landlord shall indemnify, defend and hold harmless Tenant, its successors and assigns, its affiliates, parents, subsidiaries and subtenants, Tenant’s Representatives, and all partners, trustees, shareholders, agents, directors, officers and employees of any of the foregoing from and against any and all claims, demands, penalties, fines, liabilities, settlements, suits, damages, losses, injuries, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, including, without limitation, attorneys’ and consultants’ fees and disbursements and investigation and laboratory fees arising out of, and in any way related to: (i) the storage, use, possession, presence, disposal, release, or threat of release of any Hazardous Substance as a result of any act or omission of Landlord, Landlord’s Representatives, tenants or other occupants of the Park; (ii) any personal injury (including, without limitation, wrongful death) or property damage (real or personal) arising out of or related to the presence of any Hazardous Substance in the Park, except that resulting from the negligence or willful act of Tenant or any of Tenant’s Representatives; (iii) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Substance; and/or (iv) any intentional or unintentional act or omission on the part of Landlord, Landlord’s Representatives or other occupants of the Park which violate any Environmental Law.

ARTICLE 10

Damage to Plumbing and other Systems

        Section 10.1     Notice of Accidents.   Landlord or Tenant shall give to the other prompt notice of any known damage to, or defective condition in, any part or appurtenance of the Building Systems, serving, located in, or passing through, the Premises. Any such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by, or resulted from the improper use by Tenant or by Tenant’s Representatives, the reasonable cost of the remedy thereof shall be paid by Tenant, to the extent not covered by Section 5.4 hereof. Except as otherwise provided in this Lease, or any other document governing the relationship between Landlord and Tenant, Tenant shall not be entitled to claim any damages arising from any such damage or defective condition unless the same shall have been caused by the negligence or willful misconduct of Landlord or any of Landlord’s Representatives in the construction, operation or maintenance of the Premises or Building or the same shall not have been remedied by Landlord with reasonable diligence after notice thereof from Tenant to Landlord; nor shall Tenant be entitled to claim any eviction by reason of any such damage or defective condition unless the same shall have rendered the Premises untenantable and the Premises shall not have been made tenantable by Landlord within a reasonable time (not to exceed seven (7) Business Days) after notice thereof from Tenant to Landlord.

ARTICLE 11

Notices

        Section 11.1     Procedure; Addresses.   Any notice, consent, approval, request, bill, demand or statement hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given if delivered personally to such other party sent by overnight mail with a reliable overnight courier or by certified registered U.S. mail, return receipt requested, postpaid and addressed to such other party, which address for Landlord shall be c/o Albert D. Phelps, Inc., 401 Merritt 7, P. O. Box 5101, Norwalk, CT 06856, Attention: John P. Crosby, President, and for Tenant shall be Factset Research Systems, Inc., One Greenwich Plaza, Greenwich, Connecticut 06830, Attention: Mr. John Gross, but after Tenant shall have commenced business in the Premises, any notice to Tenant shall be sent to the Premises, with a copy (in either case) to Robinson & Cole, 695 East Main Street, Stamford, Connecticut 06901, Attention: Frank L. Baker, Esq. If the address of such other party for notices shall have been duly changed as hereinafter provided, aforesaid, notices shall be given to such other party at such changed address. Notices by mail (except overnight mail) shall be effective three (3) Business Days after the date mailed. Notices by overnight mail shall be effective one (1) Business Day after delivery to the service. Either party may at any time change the address for such notices, consents, approvals, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address.

ARTICLE 12

Conditions of Limitation

         Section 12.1      Events of Default.    This Lease and the Term and estate hereby granted are subject to the limitation that:

    (a)        in case Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within ninety (90) days after the filing thereof,

    (b)        in case a petition is filed by or against Tenant under the Chapter 11 provision of the United States Bankruptcy Act or under the provision of any law of like import, unless such petition under said Chapter 11 provisions be one filed against Tenant which is dismissed within ninety (90) days after its filing,

    (c)        in case Tenant shall file a petition under the Chapter 7 provision of the United States Bankruptcy Act or under the provisions of any law of like import and such petition is not dismissed with ninety (90) days thereof,

    (d)        in case a permanent receiver, trustee or liquidator shall be appointed for Tenant or of or for all or substantially all the property of Tenant, and such receiver, trustee or liquidator shall not have been discharged within ninety (90) days from the date of his appointment,

    (e)        in case Tenant shall default in the payment of any Net Rent or additional rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same became due, and such default shall continue for ten (10) Business Days after Landlord shall have given to Tenant a notice specifying such default,

    (f)        in case Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed (other than a default of the character referred to in clause 12.1(e) of this Section 12.1), and if such default shall continue and shall not be remedied by Tenant within thirty (30) Business Days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of such a default which for causes beyond Tenant’s control cannot with due diligence be cured within said period of thirty (30) Business Days, if Tenant (i) shall not, promptly upon the giving of such notice, advise Landlord in writing of Tenant’s intention to take all steps necessary to remedy such default with due diligence, (ii) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, or (iii) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord,

Then in any of said cases Landlord may at its option:

give to Tenant a notice of intention to end the Term of this Lease at the expiration of ten (10) Business Days from the date of the giving of such notice, and, in the event such notice is given and the default not cured within said period, this Lease and the Term and estate hereby granted (whether or not the Term shall theretofore have commenced) shall expire and terminate upon the expiration of said ten (10) Business Days with the same effect as if that day were the date hereinbefore set for the expiration of the full Term of this Lease,

or

re-enter the Premises following summary dispossess proceeding or appropriate suit without terminating this Lease,

but Tenant shall be or remain liable for damages as provided in this Lease or pursuant to law. If the term “Tenant”, as used in the Lease, refers to more than one person, then, as used in clauses 12.1(a), 12.1(b), 12.1(c), and 12.1(d) of this Section 12.1, said term shall be deemed to include all of such persons or any one them; if any of the obligations of Tenant under this Lease is guaranteed, the term “Tenant” as used in said clauses shall be deemed to include also the guarantor or, if there be more than one guarantor, all or any one of them. In addition, with respect to clauses 12.1(a), 12.1(b), 12.1(c), and 12.1(d) to the extent the Rent and other obligations of Tenant continue to be met such clauses by themselves shall not be deemed to constitute a default by Tenant under this Lease.

ARTICLE 13

Re-entry by Landlord

        Section 13.1     Re-entry.   If Tenant shall default in the payment of any Net Rent or additional rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and if such default shall continue for ten (10) Business Days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall terminate as in Article 12 hereof provided, Landlord or Landlord’s Representatives may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The words “re-enter”, “re-entry” and “re-entering” as used in this Lease are restricted to their technical legal meanings.

        Section 13.2     Past Due Rent.   In the event of any termination of this Lease under the provisions of Article 12 hereof or in the event that Landlord shall re-enter the Premises under the provisions of Article 12 or this Article 13 or in the event of the termination of this Lease (or of re-entry without termination) by or under any summary dispossess or other appropriate proceeding or action undertaken by Landlord for the enforcement of its aforesaid right of re-entry or any provision of law (any such termination of this Lease, or re-entry without termination, being hereinafter called a “Default Termination” or “Default Re-Entry”, as the case may be), Tenant shall thereupon pay to Landlord the Net Rent, additional rent and any other charge payable hereunder by Tenant to Landlord up to the time of such Default Termination or Default Re-Entry, or of such recovery of possession of the Premises by Landlord, as the case may be, and Tenant shall also pay to Landlord in the event of a Default Termination damages as provided in Article 14 hereof or pursuant to law. Also in the event of a Default Termination or Default Re-Entry Landlord shall be entitled to retain all moneys, if any paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any Net Rent, additional rent or any other charge due from Tenant at the time of such Default Termination or Default Re-Entry or, at Landlord’s option, against any damages payable by Tenant under Article 14 hereof or pursuant to law.

      Section 13.3     Injunction; Nonexclusive Remedies.

    (a)        In the event of a breach on the part of Tenant with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right of injunction. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for, provided, however, that no such remedy may result in a duplication of any measure of damages afforded Landlord hereunder.

    (b)        In the event of a breach on the part of Landlord with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of Landlord to be kept, observed or performed, Tenant shall also have the right of injunction. The specified remedies to which Tenant may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Tenant may lawfully be entitled at any time, and Tenant may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for, provided, however, that no such remedy may result in a duplication of any measure of damages afforded Tenant hereunder.

ARTICLE 14

Damages

        Section 14.1     Damages.   In the event of a Default Termination or Default Re-Entry of this Lease, Tenant will pay to Landlord as damages, at the election of Landlord, either:

    (a)        a sum at the time of such Default Termination or Default Re-Entry equal to the amount, if any, by which (1) the aggregate of the Net Rent and the additional rent under Article 26 hereof or any other Article of this Lease, if any, which would have been payable hereunder by Tenant for the period commencing with the day following the date of such Default Termination or Default Re-Entry and ending with the date hereinbefore set for the expiration of the full Term hereby granted, exceeds (2) the aggregate fair market rental value of the Premises for the same period discounted to their net present value at a rate of eight percent (8%), or

    (b)        sums equal to the aggregate of the Net Rent and the additional rent under Article 26 hereof or under any other Article of this Lease, if any, which would have been payable by Tenant had this Lease not terminated by such Default Termination or Default Re-Entry payable upon the due dates therefor specified herein following such Default Termination or Default Re-Entry and until the date hereinbefore set for the expiration of the full Term hereby granted discounted to their net present value at a rate of eight percent (8%); provided, however, that if Landlord shall relet all or any part of the Premises for all or any part of said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants with a Building Standard Installation, brokers’ commissions and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this clause (b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (iii) if the Premises or any part thereof should be relet in combination with other space, then appropriate apportionment on a square foot gross leasable area basis shall be made of the rent received from such reletting and of the expenses of reletting. For the purposes of clause (a) of this Section 14.1, the amount of additional rent which would have been payable by Tenant under Article 26 hereof, for each calendar year in which and after such Default Termination or Default Re-Entry occurs, shall be deemed to be an amount equal to the amount of such additional rent payable by Tenant for the calendar year immediately preceding the year in which such Default Termination or Default Re-Entry occurs. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired but for such Default Termination or Default Re-Entry.

        Section 14.2     Other Damages.   Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Anything in this Lease to the contrary notwithstanding, if Tenant is in default under this Lease, Landlord shall not be entitled to receive from Tenant any consequential, special or punitive costs or damages incurred by Landlord as a result of Tenant’s default, unless Tenant is a holdover pursuant to the provisions of Article 32 of this Lease.

ARTICLE 15

Supplemental HVAC System and Emergency Generator

        Section 15.1     Supplemental HVAC System.   Tenant, at its sole cost and expense, shall have the option to install cooling towers and chillers on the Property to supplement the existing Building system or, alternatively, to act as the primary HVAC system for a portion of the Premises at no additional rent to Tenant.

        Section 15.2     Emergency Generator.   Tenant, at its sole cost and expense, shall have the option to install (in accordance with applicable laws, rules and regulations) an emergency generator system (the “Emergency Generator”) on the Land for its exclusive use at no additional charge or Rent to Tenant. Landlord acknowledges and agrees that Tenant may locate or relocate such emergency generator at a location on the Land that is mutually acceptable to Landlord and Tenant, and that Tenant shall have the right to install (in accordance with applicable laws, rules and regulations) such cables, conduits, venting ducts, and piping as may be necessary or required to connect such emergency generator to the electrical systems servicing the Premises and/or to Tenant’s equipment located within the Premises, as well as to vent exhaust from the operation thereof.

        Section 15.3     Landlord’s Consent.    Landlord’s consent for the supplemental HVAC work as permitted under Section 15.1 and for emergency generator under Section 15.2 shall be required and Tenant shall follow the procedure for approval as is set forth in Section 5.1(e).

ARTICLE 16

Access Cards

        Section 16.1     Access Cards.   Landlord shall provide Tenant with one (1) access card for the Building security system per employee of Tenant, from time to time, at no charge to Tenant, provided, however, Tenant shall be charged for additional cards in excess of one (1) card per two hundred fifty (250) rentable square feet of the Premises leased by Tenant at the then current rate. Tenant shall be charged for replacement cards at the then current rate.

ARTICLE 17

Elevators, Cleaning, Heating, Air Conditioning, Services

      Section 17.1     Cleaning; Access.

    (a)        Landlord will clean the Property per the specifications in Exhibit E hereto. Landlord’s cleaning costs for the Property for the services as set forth on Exhibit E attached hereto shall be included as part of the Operating Expenses as provided in Article 26 hereof.

    (b)        Landlord shall also provide parking facilities consistent in quality with other Class-A office buildings in the southern Fairfield County area. Tenant and its employees shall have access to the Building at all times.

       Section 17.2      HVAC.

    (a)        During Business Hours, Landlord shall, through the HVAC system, furnish to, and distribute in the Premises heating, ventilation and air conditioning throughout the year consistent with Class-A office buildings in the Norwalk area for the comfortable occupancy of the Premises by Tenant, but in all events in accordance with the following temperature standards:

                (i)        Fresh air levels shall be maintained in accordance with prevailing Class A standards and ASHRAE Standard 62-89 or as later amended. Landlord shall also provide adequate thermal environmental comfort and air velocity limits in accordance with ASHRAE-55.

                (ii)        Temperatures in the Building shall be maintained as follows:

Winter temp: Outside Conditions:
5 deg F dry bulb, 25 mph prevailing wind
Inside Conditions:
68 deg F @ - 30% humidity;

Summer temp: Outside Conditions:
Inside Conditions:
General Offices: 72 deg F @ - 50% RH

                (iii)        Landlord to provide minimum outside air equal to not less than 20 cfm per person based on occupancy at 1 person per 100 usable square feet. Acoustic contribution from HVAC equipment (both refrigeration and air side) to be less than NC-38, as measured against ambient – off conditions.

    (b)        Unless requested by Tenant, Landlord shall have no obligation to provide the Premises with mechanical ventilation except during Business Hours. It is specifically understood that the Premises may not be habitable when mechanical ventilation is not being provided for the Premises. In the event that Tenant shall require heat and/or air conditioning or ventilation services during non-Business Hours, Tenant shall give Landlord reasonable advance notice (which may be by personal, oral or telephonic communication followed up by a written work order within five (5) days on Landlord’s standard work order form) of such requirements and Landlord shall furnish same to Tenant (the current rate for non-Business Hours HVAC is $100.00 per hour). If more than one (1) tenant arranges for non-Business Hours HVAC, the cost shall be equitably allocated among said tenants. Reasonable advance notice is defined as being given by 3:00 P.M. Monday-Friday for same day service, and by 3:00 P.M. Friday for Saturday overtime service, or by 10:00 A.M. Saturday for Sunday service.

        Section 17.3     Elevators.   Except when out of service for repairs, Landlord shall operate all elevators serving the floors on which the Premises are located during Business Hours, and have no fewer than one passenger elevator subject to call during the other hours. At any time or times all or any of the elevators in the Building may, at the option of Landlord, be manual and/or automatic elevators and Landlord shall be under no obligation to furnish an elevator operator for any automatic elevator. Notwithstanding the foregoing, all passenger elevators shall be automatic elevators. If Landlord shall at any time or times furnish any elevator operator for any automatic elevator, Landlord may discontinue furnishing such elevator operator without any diminution, reduction or abatement of rent, provided that the cost for such operator shall not be charged to Tenant, unless such operator is requested by Tenant. Landlord shall provide at least one (1) freight elevator for Tenant’s use during any Tenant Changes without cost to Tenant, including during non-Business Hours and non-Business Days.

        Section 17.4     Building Systems.   Landlord hereby represents and warrants that as of the date hereof, all Building Systems (including without limitation mechanical, electrical, plumbing and HVAC) are in good working order and in compliance with all Requirements and that such Building Systems shall remain in such working order and compliance throughout the Term.

        Section 17.5     Other Services.   Landlord shall provide additional services in accordance with the standards of a class A office building in southern Fairfield County, including without limitation: property management, utilities, snow removal, cleaning of Common Areas, 24-hour guard service and related security, landscaping, exterior lighting, maintenance of insurance and general repair and maintenance as required hereunder.

      Section 17.6     Interruption of Service.

    (a)        Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air conditioning, gas, steam, power, electricity, water, cleaning or other service and to stop or interrupt the use of any Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of Unavoidable Delay. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of Rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption. Tenant hereby expressly waives any and all claim for damages it may have against Landlord on account of such stoppage of interruption.

    (b)        Landlord shall, however, exercise reasonable diligence to restore any service so interrupted. Notwithstanding the foregoing, if: (i) any Essential Service (as defined in the following sentence) is discontinued to the Premises for more than five (5) consecutive days following notice thereof from Tenant to Landlord; and (ii) such discontinuance renders all or any significant portion of the Premises untenantable, then all Rent shall thereupon abate, based upon the portion of the Premises so rendered untenantable, until such discontinuance is remedied. “Essential Service” means any of the following: heating or air-conditioning (as seasonally required), office electricity, water, plumbing or elevators.

ARTICLE 18

Lease Contains All Agreements — No Waivers

        Section 18.1     No Other Promises.   This Lease contains all of the covenants, agreements, terms, provisions and conditions relating to the leasing of the Premises hereunder, and neither Landlord nor Tenant has made and are not making, and Landlord and Tenant in executing and delivering this Lease are not relying upon, any warranties, representations, promises or statements, except to the extent that the same may expressly be set forth in this Lease or to the extent contained in any writing which may be signed by both parties and made either simultaneously or subsequent to this Lease.

        Section 18.2     No Waivers.   The failure of Landlord or Tenant to insist in any instance upon the strict performance of any provision of this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such provision or election, but the same shall continue and remain in full force and effect. No waiver or modification by Landlord or Tenant of any provision of this Lease or other right or benefit shall be deemed to have been made unless expressed in writing and signed by Landlord and Tenant. No surrender of the Premises or of any part thereof or of any remainder of the Term of this Lease shall be valid unless agreed by both Tenant and Landlord in writing. Any breach by Tenant of any provision of this Lease shall not be deemed to be waived by (a) the receipt and retention by Landlord of Net Rent or additional rent from anyone other than Tenant or (b) the acceptance of such other person as a tenant or (c) a release of Tenant from the further performance by Tenant of the provisions of this Lease or (d) the receipt and retention by Landlord of Net Rent or additional rent without knowledge of the breach of any provision of this Lease. No payment by Tenant or receipt or retention by Landlord of a lesser amount than any Net Rent or additional rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as such rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination is sought.

ARTICLE 19

Parties Bound

        Section 19.1     Successors and Assigns.   The covenants, agreements, terms, provisions, and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 25 hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Article 19 shall not be construed as modifying the conditions of limitation contained in Article 12 hereof. It is understood and agreed, however, that the covenants and obligations on the part of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building, that in the event of such a transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of Landlord herein named who assumes the same in a writing, a copy of which is delivered to Tenant, but only with respect to the period ending with a subsequent transfer of such interest, and that a lease of the entire interest shall be deemed a transfer within the meaning of this Article 19. Notwithstanding the above, any obligation of Landlord accruing prior to the transfer shall remain Landlord’s obligation unless expressly assumed by any successor, assignee or legal representative.

        Section 19.2     Nonrecourse.   If Landlord or any successor(s) in interest or assignee(s) shall be an individual, joint venture, limited liability company, corporation, tenancy in common, firm or partnership, general or limited, or a trust, it is specifically understood and agreed that there shall be no personal liability on such individual or the members of the joint venture, limited liability company, tenancy in common, firm, partnership, or the trustee(s) under such trust or the beneficiaries thereunder, or upon such joint venture, corporation, tenancy in common, firm, partnership, or trust in respect to any of the covenants, agreements, terms, provisions, and conditions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Building and Land or its leasehold interest therein, the rental or sale proceeds therefrom and any insurance and condemnation proceeds relating thereto for the satisfaction of Tenant’s remedies. It is expressly understood that Landlord’s liability under the covenants, agreements, terms, provisions, conditions, warranties, and obligations of the Lease shall in no event exceed the loss of its equity interest in the Land and Building, the proceeds therefrom and any insurance and condemnation proceeds.

ARTICLE 20

Curing Defaults

        Section 20.1     Cure by Landlord.   If Tenant shall default in the keeping, observance or performance of any provision or obligation of this Lease and such default continues beyond the applicable notice and cure periods set forth in Article 12, Landlord, on prior notice to Tenant and without thereby waiving such default, may perform the same for the account and at the expense of Tenant. Bills for any reasonable expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all reasonable costs, expenses and disbursements of every kind and nature whatsoever, including but not limited to, reasonable counsel fees involved in successfully collecting the Net Rent or additional rent or other charge or any part thereof or successfully enforcing any rights against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such reasonable cost, expense and disbursement involved in instituting and prosecuting any action or proceeding (including any summary dispossess proceeding), as well as bills for any Property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant, may be sent by Landlord to Tenant monthly, and shall be due and payable in accordance with the terms of said bills, and if not paid when due, the amounts hereof shall immediately become due and payable as additional rent under this Lease. Landlord shall also pay to Tenant all reasonable costs, expenses and disbursements incurred by Tenant in successfully enforcing any provisions of this Lease.

        Section 20.2     Landlord Default.   It shall be a default by Landlord if Landlord shall (a) fail to make a required payment to Tenant within ten (10) Business Days after notice; (b) fail to correct an emergency within a reasonable time (no more than three (3) days) after notice from Tenant (which notice may be oral followed promptly by written notice); or (c) fail to observe any other obligation of Landlord under this Lease and then fail to cure such default within thirty (30) days after notice from Tenant; provided however that in the case of (b) or (c) if Landlord cannot with due diligence cure within the applicable period, for causes beyond Landlord’s reasonable control, then it shall be a default if Landlord shall not (i) promptly upon the giving of such notice, advise Tenant in writing of Landlord’s intention to take all steps necessary to remedy such default with due diligence; (ii) duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same: and (iii) remedy the same within a reasonable time after the giving of said notice by Tenant.

      Section 20.3     Self-Help; Offsets.

    (a)        If Landlord shall default after notice and expiration of the applicable cure period under Section 20.2 herein, Tenant, on prior notice to Landlord and without waiving such default, may perform the same for the account and at the expense of Landlord.

    (b)        Tenant may offset the reasonable, out-of-pocket costs actually expended by Tenant in curing such default, together with interest at the Default Rate (hereinafter defined) from the date of incurring the expense, from the Rent next due and owing hereunder, until Tenant has been fully credited for such expenditure. If, upon termination of this Lease, Tenant shall not have offset the full amount of such costs as set forth herein, Landlord shall, within ten (10) Business Days after such termination, pay the difference to Tenant. Any disputes under this Section shall be resolved by arbitration in accordance with the provisions of Article 44 herein.

ARTICLE 21

Inability to Perform

      Section 21.1     Force Majeure.

    (a)        Subject to other provisions of this Lease, this Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions, and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of Unavoidable Delays.

    (b)        Subject to other provisions of this Lease, this Lease and the obligations of Landlord to perform all of the covenants, agreements, terms, provisions, and conditions hereunder on the part of Landlord to be performed shall in no way be affected, impaired or excused because Tenant is unable to fulfill any of its obligations under this Lease or is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Tenant is prevented or delayed from so doing by reason of Unavoidable Delays.

ARTICLE 22

Adjacent Excavation — Shoring

        Section 22.1     Excavation.   If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing, at such person’s expense, such work as said person shall deem necessary or desirable to preserve the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent, unless such excavation interferes with Tenant’s ability to conduct its business. Entry to the Premises by such persons shall be subject to such reasonable restrictions and regulations as Tenant may impose from time to time.

ARTICLE 23

Article Headings

        Section 23.1     Headings.   The Article and Section headings of this Lease are for convenience only and are not to be considered in construing the same.

ARTICLE 24

Electrical Energy

        Section 24.1     Direct Meter.

    (a)        A direct meter system shall be furnished and installed by Tenant, as part of the Tenant Work, to measure the amount of Tenant’s electrical “Usage,” as hereinafter defined. Where more than one (1) meter measures the amount of Usage, Usage through each meter shall be computed and then aggregated and then paid by Tenant in accordance with the provisions of this Article.

    (b)        The Building electrical service shall provide a minimum of 6.5 watts per rentable square foot of demand electrical capacity to the Premises for lighting and general utility power, exclusive of Building requirements.

        Section 24.2 Additional Risers. Any additional risers, feeders or other equipment or service proper or necessary to supply Tenant’s electrical requirements, will, upon written request of Tenant, be installed by Landlord, at the reasonable cost and expense of Tenant, if in Landlord’s reasonable judgment, the same will not cause permanent damage or hazardous conditions. Landlord agrees that Tenant may use any existing risers (at no additional cost to Tenant) to provide additional electricity to supply Tenant’s requirements, provided that such risers shall be suitable and available for such purpose in Landlord’s reasonable judgment.

      Section 24.3     Tenant’s Usage.

    (a)        For the purposes of this Article, “Usage” shall mean Tenant’s actual usage of electricity in the Premises for lighting, office equipment, and/or any special HVAC equipment installed for Tenant, (as distinguished from normal Building HVAC and the Common Area lighting), as measured by the aforesaid metering system for each calendar month or such other period as mutually agreed upon by Landlord and Tenant commencing as of the Substantial Completion of the Premises (or the applicable portion thereof) through the remainder of the Term of this Lease.

    (b)        “Landlord’s Rate” shall mean the service classification (including all applicable taxes, surcharges, demand charges, energy charges, fuel adjustment charges, time of day charges and other adjustments made from time to time by the utility company supplying electric current to the Building or any Governmental Authority having jurisdiction) pursuant to which Landlord purchases electric current for the Building from the utility company supplying electric current to the Building.

    (c)        “Tenant’s Cost” shall mean the product of (i) the Usage multiplied by (ii) Landlord’s Rate, and in no event shall exceed the costs to Landlord; Landlord shall make no profit nor charge Tenant any administrative or other fee.

        Section 24.4     Billing and Payment.   Landlord shall, from time to time but not more often than monthly, furnish Tenant with an invoice indicating the period during which the Usage was measured and the amount of Tenant’s Cost payable by Tenant to Landlord for such period. Within thirty (30) days after receipt of such invoice, Tenant shall pay the amount of Tenant’s Cost set forth thereon to Landlord as additional rent. In addition, if any tax is imposed upon Landlord by any municipal, state or federal agency or subdivision with respect to the purchase, sale or resale of electrical energy supplied to Tenant hereunder, Tenant covenants and agrees that, where permitted by law, a pro rata share of such taxes (based upon the ratio that Tenant’s Usage bears to the actual usage for the Building determined in the same manner as Usage) shall be passed onto, included in the bill to and paid by Tenant to Landlord as additional rent, provided that if Landlord’s Rate is determined based on the rate Tenant would have paid had it purchased the electricity for the Premises from the utility company, then Tenant’s share of such taxes shall be based on the ratio of the amount payable by Tenant for such electricity and the total cost payable for all electricity used in the Building.

        Section 24.5     Failure of Supply.   Except as otherwise in this Lease provided, Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, through no fault of Landlord, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements.

      Section 24.6     Overloading.

    (a)        In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Premises would result in an overload of the electrical circuits servicing the Premises. Notwithstanding the aforesaid, (a) Tenant’s use of ordinary office equipment is not hereby prohibited, and (b) Tenant, subject to Landlord’s approval and consent, shall have the option to upgrade such electrical circuits as may be required to accommodate Tenant’s needs, at its sole cost and expense. Landlord shall cooperate with Tenant to seek the lowest electrical rates for the Premises, from time to time.

    (b)        Tenant covenants and agrees that at all times its use of the electric current shall never exceed the capacity of the then existing feeder to the Building or the risers or wiring installation. Notwithstanding the aforesaid, Tenant shall have the option, subject to Landlord’s approval and consent, to upgrade such feeders, risers and/or wiring as may be required to accommodate Tenant’s needs, at its sole cost and expense.

        Section 24.7     Survey.   In the event the metering system installed in the Premises for the measurement of electricity consumption in the Premises, or any alternative submetering system installed by Landlord at a later date, is or becomes prohibited by law from use, then Landlord at its sole cost and expense may cause a survey to be made by an independent electrical engineer or an electrical consulting firm mutually agreed upon by Tenant and Landlord (hereinafter referred to as the “Electrical Consultant”) to determine Usage in, and Tenant’s cost for electrical service to the Premises from time to time, at least once per twelve (12) month period, and the Electrical Consultant shall make such determination using criteria generally accepted in the southern Fairfield County area and Landlord’s Rate in effect at the time for all electricity consumed by Tenant. The determination made by the Electrical Consultant shall be binding on both Landlord and Tenant.

        Section 24.8     Alterations.   In order that Landlord may at all times have the necessary information that it requires in order to maintain and protect the Building equipment, Tenant agrees that Tenant will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without prior notice to Landlord in each instance and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

ARTICLE 25

Assignment, Mortgaging, Subletting

        Section 25.1     Landlord’s Consent Required.   Tenant covenants and agrees, for Tenant and its successors, assigns and legal representatives, that neither this Lease nor the Term and estate hereby granted, nor any part hereof or thereof will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily, involuntarily, by operation of law, or otherwise), and that neither the Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or will be used or occupied, or permitted to be used or occupied, by anyone other than Tenant, or for any purpose other than as hereinbefore set forth, or will be sublet, without the prior written consent of Landlord in every case; provided, however, that, the assignment or transfer of this Lease, and the Term and estate hereby granted to any entity fifty-one percent (51%) or more of which is owned by Tenant, or to any entity that owns fifty-one percent (51%) or more of Tenant, or to any entity which is under common Control with Tenant, or to any entity into which Tenant is merged or with which Tenant is consolidated or to which a substantial portion of Tenant’s assets may be sold (such entity being hereinafter, in this Article 25, called an “Affiliate”) shall be permitted without the prior written consent of Landlord shall not be deemed to be prohibited hereby if the Affiliate shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the Affiliate shall assume and agree to perform, and to be personally bound by and upon, all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed from and after the date of such assignment or transfer, and whereby the Affiliate shall expressly agree that the provisions of this Article 25 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers. In addition, the Premises may, without Landlord’s consent, be sublet to and/or otherwise occupied by any Affiliate. The provisions of Sections 25.2 and 25.3 hereof shall not apply to any transactions which are permitted, without Landlord’s consent, under this Section 25.1.

        Section 25.2     Landlord’s Right of Recapture.   In the event Tenant desires Landlord’s consent to an assignment or subletting of the Premises (other than an assignment or subletting permitted under Section 25.1 above), Tenant, by notice in writing, shall offer to vacate the entire Premises and to surrender the same to Landlord as of a date (the “Surrender Date”) specified in said offer which shall be the last day of any calendar month during the Term hereof, provided, however, that the Surrender Date shall not be earlier than the date occurring ninety (90) days after the giving of such notice nor be later than the effective date of the proposed assignment or the commencement date of the term of the proposed sublease. Landlord may accept such offer by notice to Tenant given within ten (10) Business Days after the receipt of such notice from Tenant. If Landlord accepts such offer, Tenant shall surrender to Landlord, effective as of the Surrender Date, all Tenant’s right, title and interest in and to the entire Premises. If the entire Premises be so surrendered by Tenant, this Lease shall be canceled and terminated as of the Surrender Date with the same force and effect as if the Surrender Date were the date hereinbefore specified for the expiration of the full Term of this Lease.

        Section 25.3   Conditions to Consent.   In the event Landlord does not accept such offer of Tenant referred to in Section 25.2 hereof, Landlord covenants not to withhold or delay its consent for a period of more than fifteen (15) days after the offer period expires to such proposed assignment or subletting by Tenant of such space to the proposed assignee or subtenant. If Landlord shall elect to deny consent to the proposed assignment or sublease, Landlord shall, subject to the next succeeding sentence, give notice to Tenant of such denial within fifteen (15) days of receipt of Tenant’s notice of the proposed assignment or sublease, and Landlord shall accompany any such denial with a statement of a reason for denial. If Landlord fails to notify Tenant of its denial or approval within such fifteen (15) day period, then such request for Landlord’s consent to the proposed assignment or subletting shall be deemed to have been approved. Landlord shall not in any event be obligated to consent to any such proposed assignment or subletting unless:

    (a)        in the reasonable judgment of Landlord the proposed assignee or subtenant is of a character and engaged in a business such as are in keeping with the standards of Landlord in those respects for the Building and its occupancy; provided, however, a business substantially similar to that engaged in by Tenant shall be deemed acceptable to Landlord;

    (b)        the proposed assignee or subtenant is of a financial strength and creditworthiness as the Landlord, in the commercially reasonable discretion, deems sufficient to meet the monetary obligations of the Lease or sublease, as the case may be; provided, however, if proposed assignee or subtenant of equal financial strength and creditworthiness to Tenant (as of the date of execution of this Lease) shall be deemed acceptable to Landlord;

    (c)        in the reasonable judgment of Landlord, the purposes for which the proposed assignee or subtenant intends to use the Premises sublet or assigned to it are such as are in keeping with the standards of Landlord for the Building and its occupancy, it being understood and agreed that any such written request for consent to a subletting or assignment shall specify the purpose for which the assignee or subtenant intends to use the Premises so assigned or sublet and Landlord shall not be required to consent to the use of the Premises for such specified purposes should such proposed use be prohibited by this Lease or should same be a violation of applicable law; provided, however, the uses set forth in Section 3.1 hereof are deemed acceptable to Landlord;

    (d)        such subletting shall not be of less than 3,500 rentable square feet per approved sublease, provided, however, that Tenant shall, at its sole cost and expense, construct any demising improvements and shall comply with all codes and upon the expiration of this Lease, shall, at Landlord’s option (which option shall be exercised at the time Landlord consents to such subletting), restore the Premises to its condition prior to demising;

    (e)        the proposed assignee or subtenant under such proposed subletting shall not be a government entity or any subdivision or agency thereof nor then be a tenant or subtenant in or an occupant of any part of the Park but only if Landlord has no competitive space available for rental in the Park;

    (f)        Tenant shall reimburse Landlord for any reasonable expenses (not in excess of $5,000.00) that may be incurred by Landlord in connection with the said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of a proposed assignee or subtenant and legal expenses incurred in connection with the reviewing and granting of any requested consent to an assignment or subletting;

    (g)        the proposed subletting shall not be advertised in a written or electronic publication at a rental rate less than the rental rates (taking into account free rent periods but not tenant improvement allowances if the applicable Premises are then built-out) at which Landlord is then offering for comparable space in the Merritt 7 Corporate Park for a comparable term;

    (h)        Tenant shall pay to Landlord, as and for additional rent, with each monthly installment of rent due and payable by Tenant to Landlord, in case of a subletting, during the term of the sublease between Tenant and the subtenant, an amount equal to the positive difference between the rent payable by Tenant to Landlord with respect to the space covered by the sublease, and the rent received and collected by Tenant from the subtenant for said space for the same period after first paying all reasonable expenses incurred by Tenant in connection with any such sublease including brokerage fees, leasing fees, legal fees, free rent, work letter or other expenses incurred for repairing or remodeling, altering or otherwise preparing the Premises for occupancy by such assignee or subtenant.

        Section 25.4     Tenant’s Liability.   Each subletting effectuated pursuant to this Article 25 shall be subject to all the covenants, agreements, terms, provisions and conditions contained in this Lease. Tenant covenants and agrees that, notwithstanding such assignment or any such subletting to any subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant and subject to the provisions of this Section 25.4, Tenant shall and will remain fully liable for the payment of the Net Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed. Tenant further covenants and agrees that notwithstanding any such assignment or subletting, no other and further assignment or subletting of the Premises shall or will be made except upon compliance with and subject to the provisions of this Article 25. Tenant shall promptly furnish to Landlord an executed copy of any and each permitted sublease. In addition, Tenant shall furnish to Landlord an executed copy of an assignment and assumption agreement for any and each permitted assignment whereby the permitted Assignee shall assume and agree to perform, and be personally bound by and upon all of the agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed after the date of suc assignment, and whereby Assignee shall expressly agree that the provisions of this Article 25 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers. If Landlord consents to any assignment of this Lease: (a) the Tenant named herein shall not be liable for any amendments or modifications of this Lease made after the date of the assignment, and (unless Tenant is released from liability under the Lease) shall be given notice of any default under this Lease and a reasonable opportunity to cure such default, and (b) the Tenant named herein shall be released from all liability under this Lease accruing on or after the date of the assignment if the assignee is of a financial strength and creditworthiness as the Landlord, in its commercially reasonable discretion, deems sufficient to meet the monetary obligations of this Lease (or if Landlord is deemed to have approved same pursuant to Section 25.3(b)). If Tenant is released from liability under this Lease as a result of an assignment hereof, Landlord may require a commercially reasonable security deposit from the assignee.

        Section 25.5     Collection of Rent.   If this Lease be assigned or if the Premises be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of Tenant’s covenants contained in this Article 25, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

        Section 25.6     Directory Listings.   Landlord will, at the request of Tenant, maintain listings on the Building directory of the names of Tenant and any other firm, association or corporation in occupancy of the Premises or any part thereof as permitted hereunder, and the names of an aggregate number of not more than ten (10) officers or employees of the foregoing.

        The listing of any name other than that of Tenant, whether on the doors of the Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in the Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in this Article 25; it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

ARTICLE 26

Additional Rent

        Section 26.1     Payment of Tenant's Share of Operating Expenses.

    (a)        Landlord and Tenant agree that in addition to the annual Net Rent stated in Section 1.4 herein, from and after the Substantial Completion and delivery to Tenant of any portion of the Premises, Tenant shall be liable for the payment of its pro rata share of Landlord’s Operating Expenses (as hereinafter defined) with respect to such portion of the Premises. Tenant’s pro rata share of Operating Expenses for the entire Premises shall be 49.58% of the annual Operating Expenses for the Building. Said 49.58% is based upon 256,000 square feet of rentable area in the Building, of which 49.58% or 126,920 feet of rentable area is demised to Tenant. Tenant’s pro rata portion of the Operating Expenses for the entire Premises as of the Substantial Completion of the Tenant Work under the Work Schedule shall initially be estimated at the rate of $10.00 per rentable square foot, resulting in an annual sum of $1,269,200.00 for the entire Premises. Tenant shall make estimated payments of $105,766.67 per month with respect to the entire Premises until Landlord notifies Tenant of Tenant’s new estimated pro rata payment as hereinafter provided. If Tenant is obligated to pay Tenant’s pro rata share of Operating Expenses for less than the entire Premises, such pro rata share shall be equitably apportioned based upon the foregoing amounts.

    (b)        On or prior to January 1 of each calendar year during the Term hereof, commencing on January 1, 2005, Landlord shall notify Tenant of the reasonably projected Operating Expenses along with a statement in reasonable detail of the basis for such estimate for such upcoming calendar year and of Tenant’s new estimated pro rata payment. All monthly installments of additional rent thereafter due during such calendar year shall be increased or decreased, as the case may be, to reflect one-twelfth (1/12) of the annual amount of the new estimate until a new adjustment becomes effective for the next ensuing calendar year.

    (c)        After the end of each calendar year during the Term of this Lease, including, the 2004 calendar year, but in no event later than April 1 following such year, Landlord shall furnish Tenant with a statement prepared in accordance with generally accepted accounting principles applicable to the real estate industry (consistently applied) relating to the actual Operating Expenses for the prior calendar year showing the Operating Expenses in reasonable detail (i.e., a line-by-line accounting by major category), and Tenant’s actual pro-rata share of Operating Expenses for such year. If Tenant’s pro rata share of actual Operating Expenses for any prior calendar year shall be greater (resulting in a deficiency) or shall be less (resulting in an excess), than the estimated amount actually paid by Tenant during such calendar year, then: (i) Tenant shall, in case of such an excess, pay to Landlord as additional rent for the Premises for such calendar year the amount of the difference, in one lump sum on the due date of the next monthly installment of Net Rent after the date of notice to Tenant or within thirty (30) days, whichever is later, or (ii) in case of such a deficiency Landlord shall credit to Tenant the amount of the difference against the next-owing payments of additional rent, or at Tenant’s option, refund in cash, or in the case of the expiration of the Lease, Landlord shall remit to Tenant such difference along with the statement, such remittance or cash refund to be paid within thirty (30) days of issuance of Landlord’s statement. Any adjustment for the final year of the Term of this Lease shall survive the expiration thereof for a period of two (2) years.

    (d)        For a period of at least twenty four (24) months from and after the delivery of the annual statement, Landlord shall keep at its office in Fairfield County, full and accurate books of account covering the Operating Expenses for the preceding year, and the statement to Tenant shall accurately reflect the total of such Operating Expenses and Tenant’s pro rata share thereof. Tenant shall have the right at Tenant’s sole cost and expense, at all reasonable times and upon reasonable notice during said twenty four (24) month period, to inspect said books of account. If Tenant takes exception to the statement of Operating Expenses provided by Landlord, Tenant shall have the right to conduct an audit of Landlord’s records relating to Operating Expenses, which shall be conducted at Tenant’s expense, unless the audit reveals that Operating Expenses have been overstated by more than five percent (5%) of the amount shown on Landlord’s statement, in which event Landlord shall pay the cost of such audit. Such right to inspect the books and records and/or to audit same shall not operate to extend the date of payment of any additional rent due in accordance herewith, but such payments may be made without prejudice to Tenant’s right to dispute such statement. There shall be no more than one inspection of Landlord’s books and records per lease year, and failure to inspect during the twenty-four (24) month period after the delivery of an annual statement shall deem such statement conclusive and binding upon Tenant. If Tenant takes exception to any item included in Operating Expenses and if Landlord and Tenant are unable to agree on the correctness of such item, then either party may refer the decision of said issue to a reputable firm of independent certified public accountants mutually acceptable to Landlord and Tenant, and the decision of such accountants shall be conclusively binding on the parties. The party required to make payment under such adjustment shall pay all fees and expenses involved in the decision. Landlord shall retain the right to correct any statement given Tenant hereunder, provided however that any annual statement given to Tenant shall be deemed binding upon Landlord if not corrected within twelve (12) months after the initial delivery or date such annual statement should have been delivered to Tenant, and, provided, further, that Tenant shall have the same right to review Landlord’s books and records and to take exceptions to any corrected statement following the furnishing of such corrected statement as Tenant has following the receipt of the initial annual statement.

        Section 26.2     Definition of Operating Expenses.   For purposes of determining what adjustment, if any, shall be made covering the period ending on the last day of each calendar year, the term “Operating Expenses” shall be deemed to encompass any and all actual Operating Expenses commercially reasonably paid or incurred by Landlord for operating the Building and other improvements on the Land and shall specifically include, but not be limited to:

    (a)        Wages and salaries of all necessary employees engaged in the physical operation and maintenance of the Building, including clerical personnel and including employer’s social security taxes, and any other taxes which may be levied on such wages and salaries and any and all fringe benefits provided for such employees, but excluding wages and salaries of employees over the rank of Building Superintendent, Facilities Manager and Physical Maintenance Supervisor.

    (b)        All supplies and material used in the operation and maintenance of the Building and improvements, including the cost of electrical energy to the Common Areas and other utilities.

    (c)        The costs of maintaining, repairing, snow plowing, lining and lighting all parking, pedestrian access to Metro-North tracks, sidewalk and ingress areas, including traffic controls, and the planting, mowing and maintaining all planted areas within the Common Areas.

    (d)        The costs of all maintenance and service agreements on equipment used in the Building for the benefit of all tenants thereof or in connection with the Building and improvements.

    (e)        Hazard and liability insurance premiums, other than that to be maintained by tenants.

    (f)        The costs of repairs, cleaning and general maintenance of the Property.

    (g)        All taxes and assessments and governmental charges whether Federal, State or municipal which are levied or charged against the Land, Building and improvements, or against any personal property of Landlord used in the operation of the Premises and any other taxes and assessments attributable to the Building, or its operation.

    (h)        Management fees pertaining to operation of the Building, not, in any event, to exceed the amount set forth in Section 26.3 below.

    (i)        The costs of maintaining a conference facility and fitness center in the Park as well as a cafeteria in the Building (the foregoing to exclude any lost (or potentially lost) rental revenues relating thereto), with a maximum allocation to Tenant under this clause (i) of seventeen and one-half cents ($0.175) per rentable square foot of the Premises per annum.

        The Operating Expenses for the calendar year in which the Term of this Lease shall begin as well as for the calendar year in which this Lease shall end shall be apportioned so that Tenant shall pay only those portions of each such calendar year as are within the Term. Whenever any of the foregoing expenses are performed for, or relate to, any buildings and improvements in the Park in addition to the Building, such expenses shall be allocated equitably among such buildings and improvements and the Building based on the benefit inuring proportionately to all the buildings in the Park.

        Section 26.3     Exclusions.   Anything herein to the contrary notwithstanding, Operating Expenses shall not include the following:

    (a)        cost of alterations and capital expenses which, under generally accepted accounting principles, are properly classified as such, except to the extent that such capital expenditure be pursuant to government law or regulation or that such capital expenditure produce actual reductions in Operating Expenses;

    (b)        debt service, interest, principal, points and fees, amortization or any other costs on mortgages, deeds of trust or other encumbrances upon the Building or Park, or any part thereof;

    (c)        any expense for which Landlord is reimbursed, could be reimbursed or should be reimbursed by insurance, condemnation awards, any tenant of the Building or the Park or any other third party;

    (d)        any expense for any item or service which Tenant pays directly to a third party or separately reimburses Landlord;

    (e)        any expense incurred by Landlord for which Landlord is required to carry insurance, regardless of whether Landlord actually carries such insurance and regardless of whether Landlord is actually reimbursed;

    (f)        salaries or other compensation of (i) employees above the grade of facilities manager or building superintendent, (ii) that portion of employee expenses for employees whose time is not spent directly and solely in the operation of the Park, and (iii) Landlord’s management-level personnel, officers, directors, and partners;

    (g)        any fee or expenditure paid to any person or entity which shall Control, be under the Control of, or be under common Control with Landlord or the property manager, in each case in excess of the amount which would be paid for such services and/or materials in the absence of such relationship;

    (h)        the cost of performing additional services or installation to or for tenants to the extent that such services exceed that typically provided to tenants of comparable first-class office buildings;

    (i)        the cost of electricity furnished directly to other tenants in the Building and to any rentable areas in the Building not leased by Tenant;

    (j)        the cost of installations for tenants (including Tenant) incurred in connection with preparing space for a new tenant, and all costs of obtaining new tenants or extending or renegotiating leases with existing tenants, including without limitation brokerage commissions, professional fees and the costs of assuming or otherwise “taking over” or compensating tenants of the Building for other leases;

    (k)        that portion of management fees in excess of four percent (4%) of gross rents of the Building (exclusive of capital expenditures, tenant reimbursements leasing costs of the Building, and ancillary income from other tenants [e.g., income from antennae, or satellite dishes, paid parking, security deposits and interest thereon, etc.]) applicable to the Building for the relevant calendar year;

    (l)        depreciation and amortization;

    (m)        rent and any other expenses paid under ground leases;

    (n)        leasing commissions, advertising, promotion costs and other fees and expenses, including, without limitation, legal fees, relating to procuring tenants to rent space in the Building;

    (o)        Landlord’s advertising and promotional costs;

    (p)        the costs of restoration of any improvements after a casualty or condemnation;

    (q)        repairs or maintenance covered by warranties, guarantees or service contracts or for which the costs of which are reimbursed by insurance, government entities, or other tenants, as applicable;

    (r)        legal, arbitration and auditing fees (other than reasonable legal and auditing fees incurred in connection with the normal maintenance and operation of the Building) including fees for the negotiation, enforcement, or disputes arising out of, any sales, financings, syndication of the Building, space leases, and ground leases;

    (s)        cost to correct any penalty or fine incurred by Landlord due to Landlord’s violation of any federal, state, or local law or regulation and any interest or penalties due for late payment by Landlord of any of the Building’s Operating Expenses;

    (t)        costs of maintaining the existence of Landlord entity;

    (u)        work allowances or other funds given to tenants in connection with the leasing of space in the Building;

    (v)        any reserves or sinking funds;

    (w)        the cost of installing any specialty facility, including without limitation a cafeteria, luncheon club, health or recreation club, and compensation for any employees in retail concessions operated by Landlord;

    (x)        Landlord’s general overhead expenses not related specifically to the Building, including, without limitation, wages, salaries and overhead associated with employment of personnel outside the Park;

    (y)        cost of sculptures, paintings and other objects of art;

    (z)        business interruption insurance or rental value insurance;

    (aa)        expenses for any item or service not provided to Tenant but exclusively to certain other tenants in the Building;

    (bb)        any additional operating expenses incurred by Landlord relative to any declaration of covenants or restrictions to which the Building may be subject; and

    (cc)        cost of repairs necessitated by Landlord’s negligence or willful misconduct, or of correcting any latent defects or original design or construction defects in the Building construction, materials or equipment.

        Section 26.4     Building Services Consultations.   Landlord agrees, upon request by Tenant, to hold periodic meetings with Tenant (but not more than twice each calendar year) to consult with Tenant and obtain Tenant’s input and recommendations with respect to any and all services for which Operating Expenses are charged, including, without limitation, the standards and quality of cleaning services, food service and deli operations at the Building Cafeteria, and Landlord shall use commercially reasonable efforts to implement any such recommendations.

        Section 26.5     Treatment of Tax Incentives.   Landlord acknowledges and agrees that Tenant is currently pursuing and applying for certain tax and economic incentives from State and local governmental agencies and various other entities, including, without limitation, the State of Connecticut, the City of Norwalk and various public utility companies, pursuant to certain State and local government and other tax and economic incentive programs, including, without limitation, such incentives under Connecticut P.A. 97-316 (sales tax credits), the Urban Reinvestment Act, Targeted Investment Community Act, and Capital Investment Business Tax credits, and credits related to utility company programs, technology enhancement, training and educational grants. Landlord agrees to reasonably cooperate with Tenant in the pursuit and application of such tax incentives, and in the event Tenant obtains any such incentive, and such reduction results in a monetary benefit to Landlord (e.g., through a reduction of property taxes payable with respect to the Land or the Building) Landlord shall cooperate with Tenant such that Tenant shall obtain and enjoy the benefit of one hundred percent (100%) of such incentive to the extent that such incentive is demonstrated or indicated to relate to Tenant’s use, occupancy, or relocation to the Premises, other than to the extent such incentive is attributable to any expenditure by Landlord in connection with this Lease.

ARTICLE 27

Subordination

        Section 27.1     Subordination and Nondisturbance Agreement.   This Lease is subject and subordinate in all respects to all mortgages and related assignment of leases and rents which may now or hereafter be placed on or affect the real Property of which the Premises form a part, or any part or parts of such real Property, and/or Landlord’s interest therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all increases, amendments, refinancings, renewals, modifications, consolidations, replacements and extensions thereof and all substitutions of and for such mortgages.

        The subordination provided for in this Section 27.1 is conditioned upon Landlord and Tenant entering into a Non-Disturbance and Attornment Agreement with the existing mortgagee (or a subsequent mortgagee) substantially in form and substance as the attached Exhibit C.

ARTICLE 28

Miscellaneous

        Section 28.1 Floor Loads. Tenant shall not, without Landlord’s prior written consent, place a load upon any floor of the Premises exceeding the load which such floor was designed to carry (which is 100 pounds per square foot) and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes which must be placed by Tenant, at Tenant’s expense, so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient to absorb and prevent extraordinary vibration, noise and annoyance. To the extent that Tenant desires to exceed the foregoing floor load, Tenant shall so notify Landlord and shall thereafter at its sole cost and expense reinforce the specific area to accommodate a greater weight and shall otherwise comply with any special conditions promulgated by Landlord.

        Section 28.2     Access to Sheriff.   Without incurring liability to Tenant (unless such liability is incurred by Tenant as a result of Landlord’s negligence), Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon proper demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer with proper identification and applicable court order, if any, entitled to such access for the purpose of taking possession of, or removing, Tenant’s Property or for any other lawful purpose, or upon appropriate demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

        Section 28.3     Default.   Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant, after applicable notice and cure periods, is in material default in the performance or observance of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed under this Lease.

        Section 28.4     Binding.   This Lease shall not be binding upon Landlord or Tenant unless and until it is signed by Landlord and Tenant, and an original executed document has been delivered to each party.

        Section 28.5     Structural Damage.   Tenant acknowledges that irreparable structural damage may be caused to the slabs and the entire integrity of the Building by drilling any holes into such concrete slabs serving as the floor or ceiling (or roof) of the Premises. Tenant agrees that in no event shall Tenant or its employees, servants, agents, licensees, or any other person in anyway drill into the floor and ceiling thereof, without having first obtained the prior written approval of Landlord for any such drilling. If the location of the proposed drilling is at structural steel members or steel deck, Landlord will withhold its consent. If the location of the proposed drilling is between the structural beams, Landlord’s consent will be reasonable.

        Section 28.6     Default Rate.   If Tenant shall fail to pay, when the same is due and payable, any rent or any additional rent, or any other amount or charge payable by Tenant to Landlord hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the annual rate of four percent (4%) over Prime, but in no event shall such rate exceed the maximum rate permitted by the governing law (the “Default Rate”). Notwithstanding the above, Landlord agrees not to charge Tenant the above interest payment on the first past due payment made during each lease year during the Term hereof. For purposes hereof, “Prime” means the “prime rate” quoted by the Wall Street Journal for the date on which such unpaid amount was due and payable.

        Section 28.7     Attorneys’ Fees.   Anything in this Lease to the contrary notwithstanding, in the event that either party shall bring an action or legal proceeding for an alleged breach of any provision of this Lease or any representation, warranty, covenant or agreement herein set forth, or to enforce, protect, determine or establish any term, covenant or provision of this Lease or the rights hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party, as a party of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys’ fees and costs, expert witness fees and court costs as may be fixed by the court or jury.

        Section 28.8     Consents.   Any consent or approval required of a party in this Lease shall not be unreasonably withheld, delayed or conditioned. Except as otherwise specified herein, if no response shall be given to a request for consent or approval within fifteen (15) Business Days after the request (and delivery of all data and information reasonably necessary to make the decision), the consent or approval shall be deemed given.

ARTICLE 29

Layout and Finish

        Section 29.1     Scope of the Tenant Work.   Preliminary single-line layout and design control drawings (“Tenant’s Plans”) for the construction and finishing of the Premises shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Based on Tenant’s Plans, Tenant shall, at Tenant’s sole cost and expense, utilizing an architect licensed and in good standing in Connecticut, prepare all architectural, electrical and other construction drawings and specifications containing complete information and dimensions necessary for the initial construction and finishing of the Premises (“Working Drawings and Specifications”). The Working Drawings and Specifications shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

        Section 29.2     Tenant’s Work.   In accordance and conformance with Tenant’s Plans and the Working Drawings and Specifications, Tenant, at Tenant’s sole cost and expense, shall cause to be performed and completed, pursuant to the Construction Management Agreement, such specified construction and finishing of the Premises (hereinafter referred to as “Tenant Work.”

        Section 29.3     Tenant’s Allowance.   Within thirty (30) days after the full execution of this Lease, Landlord shall pay Tenant (Redacted) as a one-time lump sum retrofit work allowance (“Tenant’s Allowance”) for work in the Premises. The Tenant’s Allowance shall be for Tenant’s unrestricted use; and Tenant shall apply same to hard and soft costs of the Tenant Work, moving costs, engineering, architectural, design lay-out, professional costs as well as the costs of window treatments, wall and floor coverings, carpeting, furniture and furnishings.

        Section 29.4     Additional Tenant Work.   In accordance and conformance with the plans and specifications (the “Additional Tenant Work Plans and Specifications”), Tenant, at Tenant’s sole cost and expense, shall cause to be performed and completed, pursuant to the Construction Management Agreement, such specified construction and finishing to the common areas, shell, façade and other portions of the Building pursuant to design, plans and specifications mutually agreed upon between Landlord and Tenant (collectively, the “Additional Tenant Work”), provided, however, within thirty (30) days after the Substantial Completion of the Additional Tenant Work, Landlord shall pay Tenant the lesser of (a) (Redacted) or (b) Fifty Percent (50%) of the aggregate out-of-pocket fees, costs and expenses anticipated to be incurred by Tenant on account of the Additional Tenant Work (in either case, the “Additional Tenant Allowance”), which Additional Tenant Allowance shall be for Tenant’s unrestricted use in connection therewith; and Tenant shall apply same to hard and soft costs of the Additional Tenant Work.

        Section 29.5     Construction Management Agreement.   For purposes of this Lease, the “Construction Management Agreement” shall mean, with respect to the Tenant Work and the Additional Tenant Work, a construction management agreement to be executed by and between Tenant, and Landlord’s construction manager, ADP Service Corp.

        Section 29.6     Telecom and Security Providers.   Landlord acknowledges that Tenant shall have the right to directly contract with telecommunication service providers (including, without limitation, voice and data telecommunication providers) and security system providers (collectively, the “Specialized Service Providers”) to install telecommunication systems (including, without limitation, voice and data telecommunication systems) and security systems (including, without limitation, access card systems and alarm systems) in the Premises (collectively, the “Specialized Systems”) and subject to Landlord’s approval of same within the scope of Tenant’s Plans and the Working Drawings and Specifications and otherwise under this Lease, such Specialized Service Providers and the installation of such Specialized Systems shall be subject to the direct supervision of Tenant and not of Landlord or ADP Service Corp., and shall not be subject to the Construction Management Agreement (including, without limitation, any construction management fee thereunder with respect to the costs thereof). For the avoidance of doubt, Landlord agrees that Tenant shall have the right to cause the Specialized Service Providers to install such wiring, cabling, devices, instruments and equipment as may be necessary or required for Tenant’s use and occupancy of the Premises or in furtherance of Tenant’s business thereon.

ARTICLE 30

Parking

        Section 30.1     Parking.   Landlord shall keep and maintain in good condition, reasonably free and clear of ice and snow, throughout the Term, common parking areas providing parking spaces in number not less than one (1) per three hundred (300) rentable square feet of Premises. Landlord shall provide parking at no cost through the Term, including, without limitation, the provision of at least four (4) parking access cards per one thousand (1,000) rentable square feet of Premises. Parking shall be available within all parking garages in the Park (including, without limitation), in the parking garages under the buildings currently designated as “Building 101", “Building 201” and “Building 301” within the Park) on a non-exclusive basis to Tenant, its employees, agents and business invitees. To the extent that Tenant reasonably determines that there is consistently insufficient parking in the parking garages under the Building and the buildings designated as “Building 401” and “Building 501” within the Park, Landlord shall cooperate with Tenant to provide valet parking services for Tenant’s exclusive use in a designated area within the Garage, provided that Tenant shall reimburse Landlord for its actual out-of-pocket costs in connection therewith. Subject to the foregoing, the use, rules and regulations of parking shall be determined solely by Landlord. Parking for other tenants of the Building shall be subject to such reasonable rules and regulations as Landlord may promulgate from time to time.

ARTICLE 31

Broker

        Section 31.1     Identity; Payment.   The parties respectively covenant, warrant and represent that there was no broker instrumental in consummating this Lease, and that no conversations or prior negotiations were had with any broker concerning the renting of the Premises other than Albert B. Ashforth, Inc., whose commission shall be paid by Landlord pursuant to written agreements between Landlord and Albert B. Ashforth, Inc. Each party agrees to hold the other party harmless and indemnify the other party from all losses, damages, liabilities, costs and expenses including legal fees arising out of or in connection with any claims for brokerage commission, other than the aforesaid brokers, arising out of the actions of the indemnifying party.

ARTICLE 32

Holding Over

        Section 32.1     Liability.   In the event Tenant holds over after the expiration or earlier termination of this Lease without the written consent of Landlord, Tenant shall:

    (a)        pay as liquidated damages, one hundred twenty five (125%) percent of the Net Rent and one hundred twenty five (125%) percent of the additional rent in effect during the last day of the Term of Lease for each day the tenancy is held over for the first thirty (30) days and pay as liquidated damages, one hundred fifty (150%) percent of the Net Rent and one hundred fifty (150%) percent of the additional rent in effect during the last day of the Term of Lease for each day the tenancy is held over after thirty (30) days, and

    (b)        in the event the holdover exceeds ninety (90) days, indemnify and save harmless Landlord from any and all actual and reasonably foreseeable liability, charges, penalties, judgments or claims arising from any other tenant or prospective tenant to whom Landlord has leased all or any part of the Premises effective upon the expiration or termination of this Lease.

ARTICLE 33

Severability

        Section 33.1 Severability. Unless a provision of this Lease goes to a material matter of this transaction and expressly so states to the contrary, if any term or provision of this Lease or the obligation hereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be in force to the fullest extent permitted by law.

ARTICLE 34

Governing Law

        Section 34.1     Governing Law.   This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of Connecticut, as the same may, from time to time, exist.

ARTICLE 35

Quiet Enjoyment

        Section 35.1     Quiet Enjoyment.   Landlord covenants that so long as Tenant is not in default hereof beyond applicable notice and cure periods, Tenant shall quietly enjoy the Property without hindrance or molestation.

ARTICLE 36

Tenant’s Option to Extend Term

      Section 36.1     First Extended Term.

    (a)        Provided that Tenant is not then in material default under the terms of this Lease beyond any applicable notice and cure periods, or, has not been in default beyond applicable notice, grace and cure period therefor more than two (2) times in any twelve (12) month period, Tenant may, at Tenant’s option, extend the Term for an additional period of ten (10) years (the “Extended Term”), commencing on the date following the expiration of the Initial Term, such option to be exercised by Tenant giving notice thereof to Landlord pursuant to Article 11, not later than fifteen (15) months prior to the expiration of the Initial Term, TIME IS OF THE ESSENCE. If Tenant fails to give said notice as above provided, it shall be deemed without further notice or agreement between the parties hereto that Tenant elected not to exercise said option. If Tenant timely exercises its option to extend the Term, then if this Lease shall be in full force and effect on the last day of the Initial Term, this Lease shall be extended for a period of ten (10) years commencing on the date following the expiration of the Initial Term. Except as hereinafter provided, the Extended Term shall be upon all the covenants, agreements, terms, provisions and conditions of this Lease (except such covenants, agreements, terms, provisions and conditions of this Lease as shall be inapplicable or irrelevant). If Tenant shall have increased the size of the Premises pursuant to Article 39 herein, the Term may be extended as to the entire Premises or as to the space leased in the Building plus one or more of the additional spaces leased pursuant to Article 39.

    (b)        During the Extended Term, the annual Net Rent shall be (Redacted) of the fair rental value of the Premises, as determined pursuant to this Article, but in no event less than (Redacted) per rentable square foot.

    (c)        The fair rental value of the Premises to be determined in fixing the rental for the Extended Term, by agreement of the parties, shall be based upon the fair rental value of the Premises as of the end of the Initial Term as paid by a new tenant who receives no free rent, construction or other inducements. There shall be taken into account all relevant factors, including without limitation the then current rentals and terms of comparable space in the Park and in comparable buildings in the same rental area, except that consideration shall also be given to any special features of the Building and other buildings, such as floor sizes, hours of operation of building services; the size, credit quality and stature of Tenant as compared to other tenants; and the loss of Rent in a re-lease period between tenants. In comparing rents in other buildings, consideration must be given that the Net Rent hereunder is net, and other buildings may be leased on a gross basis.

    (d)        Landlord shall notify Tenant at least two hundred seventy (270) days prior to the expiration of the Initial Term of Landlord’s determination of fair rental value. If Landlord and Tenant cannot agree at least one hundred eighty (180) days prior to the expiration of the Initial Term as to the fair rental value, then in such event either party may elect to have such rent determined by appraisal in the manner set forth in subsection (e) below.

    (e)        In the event that Landlord and Tenant are unable to agree as to the fair rental value on the effective commencement date of the term applicable thereto, such fair rental value shall be determined by appraisal as follows:

                (i)        Within five (5) Business Days of the determination that Landlord and Tenant are unable to agree as to the fair rental value (but no event later than one hundred seventy-five (175) days prior to the expiration of the Initial Term), Tenant shall appoint a disinterested person who is an MAI appraiser with at least ten (10) years’ experience in appraising major office buildings (and their rental values) in southern Fairfield County as an appraiser on its behalf and shall notify Landlord as to the name of the person so appointed. Within fifteen (15) days after the giving of said notice, Landlord shall, by notice to Tenant, appoint a second disinterested person possessing like qualifications as the appraiser on its behalf. If the appraisers thus appointed cannot reach agreement on the fair market annual rental value within thirty (30) days after the appointment of the second appraiser, then the two (2) appraisers thus appointed shall appoint a third disinterested person possessing the aforesaid qualifications and such third appraiser shall alone determine the question presented within thirty (30) days, provided that if the fair market annual rental value determined by such third appraiser shall exceed the higher of the annual rental value determinations of the first and second appraisers or shall be less than the lower of such annual rental value determinations, then the determination of such third appraiser shall be disregarded and the appraisal next closest in amount to such third appraisal shall instead determine said fair rental value.

                (ii)        Tenant and Landlord shall be entitled to present evidence and arguments to the appraisers(s).

                (iii)        The appraisers or appraiser, as the case may be, shall be required to give written notice to Tenant and Landlord stating their or his determination, and shall furnish to Tenant and Landlord a signed copy of such determination, including an appraisal report establishing the factors used in rendering the determination.

                (iv)        Tenant and Landlord shall pay the costs and expenses of the appraiser appointed by it and one half of the other expenses of the appraisal procedure incurred hereunder.

    (f)        In the event that the fair rental value has not been determined as hereinabove provided by the commencement of the Extended Term, then Tenant shall pay the amount it was paying for the last month of the Initial Term (or the last option term as the case may be), and after the determination of such fair rental value as herein provided, either Landlord or Tenant shall make, within thirty (30) days after said determination, such payments to Tenant or Landlord, as applicable, as may be required after the new Net Rent is determined, on account of any underpayment or overpayment, as applicable.

ARTICLE 37

Tenant’s Further Option to Extend Term

      Section 37.1     Second Extended Term.

    (a)        Provided that Tenant is not then in material default under the terms of this Lease beyond any applicable notice and cure periods, or, has not been in default beyond applicable notice, grace and cure periods therefor more than two (2) times in any twelve (12) months period, Tenant may, at Tenant’s option, extend the Term for an additional period of ten (10) years (the “Further Extended Term”), commencing on the date following the expiration of the Extended Term, such option to be exercised by Tenant giving notice thereof to Landlord pursuant to Article 11, not later than fifteen (15) months prior to the expiration of the Extended Term, TIME IS OF THE ESSENCE. If Tenant fails to give said notice as above provided, it shall be deemed without further notice or agreement between the parties hereto that Tenant elected not to exercise said option. If Tenant timely exercises its option to extend the Term, then if this Lease shall be in full force and effect on the last day of the Extended Term, this Lease shall be extended for a period of ten (10) years commencing on the date following the expiration of the Extended Term. Except as hereinafter provided, the Further Extended Term shall be upon all the covenants, agreements, terms, provisions and conditions of this Lease (except such covenants, agreements, terms, provisions and conditions of this Lease as shall be inapplicable or irrelevant). If Tenant shall have increased the size of the Premises pursuant to Article 39 herein, the Term may be extended as to the entire Premises or as to the space leased in the Building plus one or more of the additional spaces leased pursuant to Article 39.

    (b)        During the Further Extended Term, the annual Net Rent shall be 95% of the fair rental value of the Premises as determined pursuant to this Article, but in no event less than the Net Rent payable during the last year of the Extended Term.

    (c)        The fair rental value of the Premises to be determined in fixing the rental for the Further Extended Term, by agreement of the parties, shall be based upon the fair rental value of the Premises as of the end of the Extended Term as paid by a new tenant who receives no free rent, construction or other inducements. There shall be taken into account all relevant factors, including without limitation the then current rentals and terms of comparable space in the Park and in comparable buildings in the same rental area, except that consideration shall also be given to any special features of the Building and other buildings, such as floor sizes, hours of operation of building services; the size, credit quality and stature of Tenant as compared to other tenants; and the loss of Rent in a release period between tenants. In comparing rents in other buildings, consideration must be given that the Net Rent hereunder is net, and other buildings may be leased on a gross basis.

    (d)        Landlord shall notify Tenant at least two hundred seventy (270) days prior to the expiration of the Extended Term of Landlord’s determination of fair rental. If Landlord and Tenant cannot agree at least one hundred eighty (180) days prior to the expiration of the Extended Term as to the fair rental, then in such event either party may elect to have such rent determined by appraisal in the manner set forth in subsection (e) below.

    (e)        In the event that Landlord and Tenant are unable to agree as to the fair rental value on the effective commencement date of the term applicable thereto, such fair rental value shall be determined by appraisal as follows:

                (i)        Within five (5) Business Days of the determination that Landlord and Tenant are unable to agree as to the fair rental value (but no event later than 175 days prior to the expiration of the Extended Term), Tenant shall appoint a disinterested person who is an MAI appraiser with at least ten (10) years’ experience in appraising major office buildings (and their rental values) in southern Fairfield County as an appraiser on its behalf and shall notify Landlord as to the name of the person so appointed. Within fifteen (15) days after the giving of said notice, Landlord shall, by notice to Tenant, appoint a second disinterested person possessing like qualifications as the appraiser on its behalf. If the appraisers thus appointed cannot reach agreement on the fair market annual rental value within thirty (30) days after the appointment of the second appraiser, then the two (2) appraisers thus appointed shall appoint a third disinterested person possessing the aforesaid qualifications and such third appraiser shall alone determine the question presented within thirty (30) days, provided that if the fair market annual rental value determined by such third appraiser shall exceed the higher of the annual rental value determinations of the first and second appraisers or shall be less than the lower of such annual rental value determinations, then the determination of such third appraiser shall be disregarded and the appraisal next closest in amount to such third appraisal shall instead determine said fair rental value.

                (ii)        Tenant and Landlord shall be entitled to present evidence and arguments to the appraisers(s).

                (iii)        The appraisers or appraiser, as the case may be, shall be required to give written notice to Tenant and Landlord stating their or his determination, and shall furnish to Tenant and Landlord a signed copy of such determination, including an appraisal report establishing the factors used in rendering the determination.

                (iv)        Tenant and Landlord shall pay the costs and expenses of the appraiser appointed by it and one half of the other expenses of the appraisal procedure incurred hereunder.

    (f)        In the event that the fair rental value has not been determined as hereinabove provided by the commencement of the Further Extended Term, then Tenant shall pay the amount it was paying for the last month of the Extended Term, and after the determination of such fair rental value as herein provided, either Landlord or Tenant shall make, within thirty (30) days after said determination, such payments to Tenant or Landlord, as applicable, as may be required after the new Net Rent is determined, on account of any underpayment or overpayment, as applicable.

ARTICLE 38

Tenant’s Exclusivity in Building

        Section 38.1     (Redacted)

        Section 38.2     Limitations to Exclusivity.   The provisions of Section 38.1 shall be effective (a) as to the Building, if Tenant occupies at least 90,000 rentable square feet within the Building, (b) as to another building, in the Park if Tenant occupies at least 20,000 rentable square feet within such other building, or (c) if Tenant has timely renewed the Initial Term of this Lease pursuant to the provisions hereof.

ARTICLE 39

Option (Redacted) Rights in the Park

        Section 39.1     (Redacted)

        Section 39.2     (Redacted)

    (a)        (Redacted)

    (b)        If Tenant delivers a response under Section 39.2(a) electing to lease the applicable Additional Space and such Additional Space is located in the Building, then the following shall apply:

                (i)        such Additional Space shall be added to and form a part of the Premises with the same force and effect as if originally demised under this Lease;

                (ii)        the term “Premises” as used in this Lease shall include such Additional Space;

                (iii)        the Net Rent payable by Tenant for such Additional Space shall be equal to the product of (x) the rentable square footage of such Additional Space multiplied by (y) the Additional Space Fair Rental Value (as hereinafter defined), calculated on a rentable square foot basis;

                (iv)        the term under this Lease for such Additional Space shall commence on a date determined by Tenant, which date shall be (x) no sooner than sixty (60) days and no later than (y) one hundred twenty (120) days after the later of (A) the date of the Additional Space Notice or (B) the date upon which such Additional Space is vacated and delivered to Landlord by the tenant thereof;

                (v)        Tenant’s pro rata share of the Operating Expenses under this Lease shall be increased appropriately to reflect the incorporation of such Additional Space into the Premises;

                (vi)        Landlord shall install a meter(s) to measure the consumption of electricity in such Additional Space, and, until such time as the meter or meters that measure electricity furnished to such Additional Space have been installed, Tenant shall pay for electricity at the same rate per rentable square foot of such Additional Space as Tenant is required to pay hereunder;

                (vii)        within thirty (30) days after the commencement of the term of this Lease with respect to such Additional Space, Landlord shall contribute the Additional Space Contribution (as hereinafter defined) as a one-time lump sum retrofit work allowance for work in such Additional Space, and which Additional Space Contribution shall be for Tenant’s unrestricted use consistent with the provisions of Section 29.3 of this Lease, and the Construction Management Agreement shall be modified, mutatis mutandis, to reflect such work as may be proposed to be performed by Tenant in such Additional Space (subject to the consent and approval of Landlord in accordance with this Lease), provided, however, in the event Landlord’s construction manager is no longer ADP Service Corp., then Tenant shall have no obligation to use ADP Service Corp. as the construction manager for such work, provided, further, however, Landlord’s construction manager at such time shall have the right to submit a bid to furnish construction management services to Tenant with respect to such work; and

                (viii)        Landlord and Tenant agree to enter into such amendments or modifications of this Lease to evidence and memorialize such changes as may be necessary or required to effectuate the foregoing provisions of this Section 39.2(b).

    (c)        If Tenant delivers a response under Section 39.2(a) electing to lease the applicable Additional Space and such Additional Space is located in an Other Building, then the following shall apply:

                (i)        Landlord and Tenant shall enter into a new lease (each, a “New Lease”) for such Additional Space on the same terms and conditions set forth in this Lease, subject to the other provisions of this Section 39.2(c) and such changes as may be necessary or required to reflect the location of such Additional Space in such Other Building (provided, however, if there is already an existing lease between Landlord and Tenant in such Other Building, then Landlord and Tenant shall modify such existing lease to include such Additional Space in such existing lease in a manner consistent with the intent of the provisions of this Section 39.2(c));

                (ii)        the “Premises” under the New Lease shall be deemed to mean such Additional Space;

                (iii)        the “Net Rent” payable by Tenant for such Additional Space shall be equal to the product of (x) the rentable square footage of such Additional Space multiplied by (y) the Additional Space Fair Rental Value, calculated on a rentable square foot basis;

                (iv)        the term under the New Lease for such Additional Space shall commence on a date determined by Tenant, which date shall be (x) no sooner than sixty (60) days and no later than (y) one hundred twenty (120) days after the later of (A) the date of the Additional Space Notice or (B) the date upon which such Additional Space is vacated and delivered to Landlord by the tenant thereof;

                (v)        the term under the New Lease shall be co-terminus with this Lease, subject to Tenant’s rights of extension thereunder;

                (vi)        Tenant shall be liable for the payment of its pro rata share of the operating expenses for such Other Building, calculated based upon the ratio of rentable square footage of such Additional Space to the total rentable square footage in such Other Building

                (vii)        Landlord shall install a meter(s) to measure the consumption of electricity in such Additional Space, and, until such time as the meter or meters that measure electricity furnished to such Additional Space have been installed, Tenant shall pay for electricity at the same rate per rentable square foot of such Additional Space as Tenant is required to pay hereunder;

                (viii)        within thirty (30) days after the commencement of the term of the New Lease with respect to such Additional Space, Landlord shall contribute the Additional Space Contribution as a one-time lump sum retrofit work allowance for work in such Additional Space, and which Additional Space Contribution shall be for Tenant’s unrestricted use consistent with the provisions of Section 29.3 of this Lease (as incorporated into the New Lease), and the Construction Management Agreement shall be modified, mutatis mutandis, to reflect such work as may be proposed to be performed by Tenant in such Additional Space (subject to the consent and approval of Landlord in accordance with the New Lease), provided, however, in the event Landlord’s construction manager is no longer ADP Service Corp., then Tenant shall have no obligation to use ADP Service Corp. as the construction manager for such work, provided, further, however, Landlord’s construction manager at such time shall have the right to submit a bid to furnish construction management services to Tenant with respect to such work; and

                (ix)        Sections 1.5, 1.6, 1.9, 15.2, 29.4, 43.2 and 43.3, and Articles 39, 41, 45, and 47 of this Lease shall not be incorporated in the New Lease (and the other provisions of the New Lease shall be modified, interpreted or construed as if such provisions were excluded therefrom).

      Section 39.3     Additional Space Notices. (Redacted)

    (a)(b)(i)-(vi)        (Redacted)

                (vii)        Tenant shall be liable for the payment of its pro rata share of the operating expenses calculated based upon the ratio of rentable square footage of such Additional Space to the total rentable square footage of the building in which such Additional Space is located;

                (viii)        Landlord shall install a meter(s) to measure the consumption of electricity in such Additional Space, and, until such time as the meter or meters that measure electricity furnished to such Additional Space have been installed, Tenant shall pay for electricity at the same rate per rentable square foot of such Additional Space as Tenant is required to pay hereunder; and

                (ix)        Sections 1.5, 1.6, 1.9, 15.2, 43.2 and 43.3, and Articles 29, 39, 41, 45, and 47 of this Lease shall not be incorporated in the New Recapture Lease (and the other provisions of the New Recapture Lease shall be modified, interpreted or construed as if such provisions were excluded therefrom).

        Section 39.4     Landlord’s Right to Lease Additional Space.   If Tenant elects (or is deemed to have elected) not to lease any Additional Space pursuant to Sections 39.2 or 39.3, as applicable, then Landlord shall have the right to offer such Additional Space for lease to prospective tenants, subject to the right of Tenant set forth in Section 39.7 of this Lease.

        Section 39.5     Failure of Landlord to Deliver Possession of Additional Space.   If Landlord is unable to give possession of any Additional Space because of the holding over or retention of possession of any tenant, undertenant or occupant or for any other reason whatsoever, including without limitation, that any construction being performed in the Building or Other Building, as applicable, has not been sufficiently completed such that Tenant’s access, use or occupancy of such Additional Space shall be adversely affected or otherwise impaired, the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Term, but the rent (including, without limitation, additional rent) payable hereunder for the Additional Space shall be abated (provided Tenant is not responsible for the inability to obtain possession) until Landlord is able to deliver possession of the Additional Space to Tenant. Landlord shall use all commercially reasonable efforts to dispossess any such tenant, undertenant or other occupant, including, without limitation, commencing and diligently prosecuting an eviction proceeding.

        Section 39.6     Condition of Additional Space.   Landlord shall deliver each Additional Space which Tenant has elected to lease hereunder in a “base building” configuration, broom clean and in good order and condition (reasonable wear and tear excepted) unless Tenant elects to accept the Additional Space in its then “as is” condition (which election shall be in Tenant’s response to the applicable Additional Space Notice), provided, however, any Additional Space delivered hereunder in connection with a New Recapture Lease shall be delivered in its then “as is” condition.

        Section 39.7     Revival of Offer Rights.   If Tenant elects not to lease any Additional Space pursuant to Sections 39.2 or 39.3 of this Lease, as applicable, and Landlord then proposes to enter into a lease (each, an “Additional Space Third Party Lease”) with a third party for such Additional Space at a base rental rate that is ninety percent (90%) or less than Landlord’s proposal of the Additional Space Fair Rental Value (calculated on a rentable square foot basis) set forth in the applicable Additional Space Notice for such Additional Space pursuant to this Section 39, Landlord shall deliver written notice thereof to Tenant, and within ten (10) days after receipt of such notice from Landlord, Tenant shall deliver a written response (TIME OF THE ESSENCE) to Landlord stating either that (a) Tenant elects to lease such Additional Space from Landlord at such rental rate as is proposed in such Additional Space Third Party Lease, but otherwise consistent with the provisions of Section 39.2 or 39.3, as applicable, or (b) Tenant elects not to lease such Additional Space from Landlord pursuant to the proposed terms, conditions and provisions of such Additional Space Third Party Lease (it being agreed that in the event Tenant fails to deliver any such response by the expiration of such ten (10) day period, Tenant shall be deemed to have waived its right of second offer with respect to such Additional Space hereunder).

      Section 39.8     Certain Definitions.

    (a)        For purposes of this Lease any Additional Space shall be deemed to be “Available for Lease” in the event any of the following shall occur with respect to such Additional Space:

                (i)        any then existing lease expires or is terminated in accordance with its terms (it being agreed that, other than pursuant to an express right of extension in favor of a tenant set forth in any such existing lease as of the date hereof or in any lease entered into by Landlord and a tenant after the date hereof, Landlord shall not enter into any amendments or modifications of any such leases providing for renewals of such leases, extend any such lease or enter into any agreement extending any such lease, other than with respect to the Financial Accounting Standards Board lease in Building 401); or

                (ii)        the tenant under an existing lease for such Additional Space and Landlord enter into a termination, surrender or relocation agreement for such Additional Space; or

                (iii)        Landlord has a right of recapture (each, a “Right of Recapture”) with respect to any existing lease (each a “Original Recapture Lease”) for such Additional Space and the tenant thereunder has noticed Landlord in writing of its offer to Landlord to exercise such Right of Recapture.

Notwithstanding the foregoing, spaces within an Other Building of less than 20,000 contiguous rentable square feet in area shall, regardless of whether any of clauses (i) through (iii) above shall be applicable, shall not be deemed Available for Lease, provided, however, if multiple spaces of less than 20,000 rentable square feet in area each shall (or are reasonably anticipated to) become Available for Lease pursuant to any of clauses (i) through (iii) above within a ninety (90) day period, and such multiple spaces are contiguous with each other and in the aggregate constitute 20,000 or more rentable square feet in area, then such multiple spaces shall, in the aggregate, be deemed to constitute Additional Space that is Available for Lease hereunder. If any multiple spaces becomes Available for Lease pursuant to the foregoing, Tenant shall be obligated to deliver a response to the applicable Additional Space Notices for all such multiple spaces or none of them. Spaces of any area within the Building shall be deemed Available for Lease in the event any of clauses (i) through (iii) above shall be applicable.

    (b)        For purposes of this Lease, the “Additional Space Fair Rental Value” for any Additional Space with respect to the applicable lease term for such Additional Space shall mean an amount equal to ninety-five percent (95%) of the fair rental value of the Premises (either for the entire period of such term or for the period between the Original Recapture Lease Expiration Date and the balance of such term, whichever is applicable) as of the commencement of the applicable commencement date for the term of such Additional Space, as paid by a new tenant who receives no free rent, construction or other inducements. There shall be taken into account all relevant factors, including without limitation the then current rentals and terms of comparable space in the Park and in comparable buildings in the same rental area, except that consideration shall also be given to any special features of the Building, Other Building, and other buildings, such as floor sizes, hours of operation of building services; the size, credit quality and stature of Tenant as compared to other tenants; and the loss of rent in a re-lease period between tenants. In comparing rents in other buildings, consideration must be given that the Net Rent hereunder is net, and other buildings may be leased on a gross basis. Tenant and Landlord must mutually agree upon Landlord’s determination of fair rental value, and if Landlord and Tenant are unable to agree as to the fair rental value on the Additional Space by the commencement date for the term of such Additional Space (or if Tenant is exercising its rights pursuant to Section 39.2 of this Lease, on or prior to the date Landlord delivers its notice to Tenant pursuant to the provisions thereof), such fair rental value shall be determined by an appraisal process substantially similar to the process set forth in Section 36.1(e) of this Lease, and in the event Tenant leases such Additional Space, Tenant shall, until such determination of the Additional Space Fair Rental Value, pay rent on the basis of the fair rental value set forth in the applicable Additional Space Notice. In the event that the Additional Space Fair Rental Value has not been determined by the commencement of the term of the applicable Additional Space, then Tenant shall pay the amount estimated by Landlord for such Additional Space Fair Rental Value in the applicable Additional Space Notice, and after the determination of such Additional Space Fair Rental Value as herein provided, either Landlord or Tenant shall make, within thirty (30) days after said determination, such payments to Tenant or Landlord, as applicable, as may be required after the new Additional Space Fair Rental Value is determined, on account of any underpayment or overpayment, as applicable.

    (c)        For purposes of this Lease, the “Additional Space Contribution” shall mean, with respect to any Additional Space, an amount equal to the product of (i) the rentable square footage of such Additional Space and (ii) Forty-Eight and XX/100 Dollars ($48.00), and (iii) a fraction, (x) the numerator of which is the number of remaining months in the Initial Term (as same may be extended pursuant to the provisions of this Lease), denominated in months (each partial month of less than 15 days being disregarded, and each partial month of more than 15 days being deemed a whole month) and (y) the denominator of which is one hundred eighty (180). For the avoidance of doubt, no Additional Space Contribution shall be applicable to any Additional Space leased pursuant to a New Recapture Lease.

        Section 39.9     Additional Space Notices.   Each Additional Space Notice shall set forth the following information:

    (a)        A description of the applicable Additional Space, including, without limitation, the rentable square footage and location thereof.

    (b)        The date on which such Additional Space shall be (or is anticipated to be) vacated by the existing tenant thereof.

    (c)        The basis on which such Additional Space has become Available for Lease.

    (d)        If such Additional Space (i) has become Available for Lease other than pursuant to a Right of Recapture, or (ii) has become Available for Lease pursuant to a Right of Recapture, but the lease term of such Additional Space expires on a date later than the Original Recapture Lease Expiration Date, then Landlord shall include in the Additional Space Notice Landlord’s proposal of the Additional Space Fair Rental Value for such Additional Space for the applicable term.

    (e)        If such Additional Space has become Available for Lease pursuant to a Right of Recapture, Landlord shall also state the rents payable under such Original Recapture Lease, the Term (including any extensions thereof) with respect to such Original Recapture Lease, and the date on which the Right of Recapture shall expire, and furnish Tenant with a copy of such Original Recapture Lease, with confidential information and, at Landlord’s option, the name of the tenant, redacted.

Each Additional Space Notice (i) may be given up to twelve (12) months prior to the expiration of a lease for the applicable Additional Space, (ii) may be given up to sixty (60) days after the termination of such lease by agreement or by reason of such tenant’s default, and (iii) shall be given at least fifteen (15) Business Days prior to the expiration of any Right of Recapture with respect to such lease.

        Section 39.10     Termination of Rights Upon Contraction.   Tenant hereby agrees that if Tenant exercises its right of contraction pursuant to Article 41, Tenant’s rights to lease Additional Space under this Article 39 shall terminate and be without further force or effect.

ARTICLE 40

Antenna/Satellite Dish Installation

        Section 40.1     Tenant’s Rights; Procedures.   During the Term of this Lease, Tenant shall have the right, for the use of Tenant and its Affiliates only, to use a portion of the roof of the Building for the installation of antennas, satellite dishes and the like (collectively, the “Antennas”) and cabling and other related equipment as is reasonably necessary to operate the Antennas (the “Site Equipment”) at no additional rent to Tenant. Prior to installing the Antennas and the Site Equipment, Tenant shall submit to Landlord detailed plans and specifications for the Antennas and the Site Equipment and shall have obtained Landlord’s prior written consent. The style, color, materials, exact location and method of installation of the Antennas and the Site Equipment shall be mutually agreed upon by Landlord and Tenant. At the expiration or earlier termination of this Lease or upon termination of the operation of the Antennas, the Antennas and the Site Equipment and all cabling and other equipment relating thereto shall be removed from the Building and the area where the Antennas and the Site Equipment were located shall be restored to its condition existing prior to such installation, ordinary wear and tear excepted. Landlord will not allow the installation of any future communications equipment (“Future Equipment”) by any future tenant or licensee (“Subsequent User”) which will result in interference problems with the Antennas and the Site Equipment or which, in Tenant’s reasonable discretion, will adversely affect the aesthetics of the roofline. For purposes of this Section, the term “interference” shall mean any material degradation in the system performance of the Antennas and/or the Site Equipment. In the event of any interference to the Antennas and/or the Site Equipment by any such Future Equipment, Landlord, upon written notice from Tenant, shall require the Subsequent User to cease and/or correct such interference. The installation of the Antennas and Site Equipment is subject to Tenant obtaining any and all governmental approvals as may be required.

        Notwithstanding anything set forth in the above paragraph, Tenant shall have the right, upon sixty (60) days notice to Landlord, to remove the Antennas.

        Section 40.2     Third Party Rights.   Landlord shall have the right to enter into agreements with third party providers or other tenants in the Building for satellite dish and/or antenna service on the roof of the Building, provided same do not interfere with Tenant’s use or adversely affect the aesthetics of the roofline, as set forth in Section 40.1 hereof.

ARTICLE 41

One-Time Contraction Right

        Section 41.1     One-Time Contraction Right.   Tenant shall have the one-time option to decrease the initial space covered by this Lease by up to 25,000 contiguous rentable square feet of space (“Surrendered Space”) at the fifth (5th) year anniversary of the Term Commencement Date. Such option to decrease the square footage of the Premises may be exercised upon not less than twelve (12) months prior written notice to Landlord. Tenant shall pay to Landlord, at least thirty (30) days prior to the effective downsizing date, a sum equal to the unamortized (on a straight-line basis over fifteen (15) years) portion of the sum paid by Landlord for the Tenant Allowance and broker commissions as to the Surrendered Space. Landlord and Tenant shall execute a lease amendment confirming the downsizing of the Premises and the release of the Surrendered Space and modifying any and all terms of the Lease as may be required in that regard.

ARTICLE 42

Stairwells

        Section 42.1     Use By Tenant.   Tenant, subject to and only in accordance with the terms hereof, shall have the right to use the stairwells and stairs located between such floors of the Building on which portion of the Premises are located (collectively, “Fire Stairwells”). Tenant also shall have the right to modify the entrances and exits leading from the Fire Stairwells into the interior floor area of the Premises (and common area corridors if permitted by law provided the appearance thereof is not altered and entrance to the stairwell is not restricted) by installing a card access or comparable system in the doorway leading from the Fire Stairwells to each interior space of the Premises (and common area corridors if permitted by law provided the appearance thereof is not altered and entrance to the stairwell is not restricted). In addition if permitted by applicable law, Landlord, at Tenant’s expense, shall modify the Building freight elevator to restrict access to the Premises from such elevator without proper authorization code or keycard, if possible.

ARTICLE 43

Signage

        Section 43.1     (Redacted)

        Section 43.2     (Redacted)

        Section 43.3     Reduction of Occupancy.   In the event Tenant fails to occupy at least 90,000 rentable square feet in the Building, due to subletting or otherwise, Landlord, at its option, shall notify Tenant of Landlord’s election to cause Tenant to remove any signage as may have been installed in accordance with the provisions of this Article 43. Tenant shall remove such signage within thirty (30) days of said notice from Landlord.

        Section 43.4     Applicable Requirements.   Tenant, in connection with the installation and maintenance of the signage expressly permitted by this Article, shall perform all work in connection therewith in a good and workmanlike manner, in accordance with all applicable Requirements (and in accordance with the provisions of Section 5.1(e) hereof), and in a manner so as not to interfere with the rights of the other tenants of the Building. Tenant immediately shall repair any damage to the Building or any improvements therein occasioned by Tenant’s installation and maintenance of its signs. Tenant hereby indemnifies, holds harmless and agrees to defend Landlord from and against any and all claims, causes of action, losses, costs, expenses, including attorneys’ fees, damages and other liabilities which arise by, through or in connection with the exercise of the rights granted Tenant pursuant to this Article.

ARTICLE 44

Arbitration

        Section 44.1     Procedures.   The parties hereto shall not be deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically and unequivocally provided for in this Lease. Any arbitration shall be conducted under the commercial rules (or the construction industry rules, as appropriate) of the American Arbitration Association then pertaining in the City of Norwalk; provided, however, such arbitration shall be conducted by a sole arbitrator, sitting on successive days, who shall determine the allocation of costs of such arbitration proceeding. The prevailing party shall also be entitled to interest on the amount of the award, if any, at the Default Rate. Landlord and Tenant shall, during the pendency of any such arbitration proceeding, continue to perform their obligations hereunder, including without limitation, with respect to Tenant, the payment of all items of Rent.

ARTICLE 45

Building Cafeteria

        Section 45.1     (Redacted)

ARTICLE 46

Equitable Access to Amenities

        Section 46.1     Equitable Access to Amenities.   Notwithstanding anything to the contrary set forth herein, in the event, during the Term, Landlord provides any non-monetary amenity to any other tenant in the Park that may reasonably be provided to another tenant in the Park, Landlord shall likewise offer to provide such non-monetary amenity to Tenant on the same terms and conditions as such non-monetary amenity may be provided to such other tenant, provided, however, in the event Tenant is required to pay or reimburse Landlord for the provision of such non-monetary amenity, then Tenant shall have the right to either accept or not accept such non-monetary amenity.

ARTICLE 47

Vista/Aesthetic Consultation

        Section 47.1     (Redacted)

[signatures on next page]

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

MERRITT 7 VENTURE L.L.C.

By: /s/ John P. Crosby
John P. Crosby

By: /s/ Sara B. Queen
Sara B. Queen

FACTSET RESEARCH SYSTEMS, INC.

By: /s/ Philip A. Hadley
Philip A. Hadley

STATE OF CONNECTICUT)
) ss:
COUNTY OF FAIRFIELD )

        On this 16th day of December, 2003, before me, personally appeared John P. Crosby who acknowledged himself to be a Member of the Executive Committee of MERRITT 7 VENTURE L.L.C., a Delaware limited liability company, and that he as such Member of the Executive Committee being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the company by himself as a Member of the Executive Committee.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Robin A. Zabravez
Robin A. Zabravez, Notary Public
My commission expires: 10/3/07

STATE OF NEW YORK )
) ss:
COUNTY OF QUEENS )

        On this 16th day of December, 2003, before me, personally appeared Sara B. Queen who acknowledged herself to be a Member of the Executive Committee of MERRITT 7 VENTURE L.L.C., a Delaware limited liability company, and that she as such Member of the Executive Committee being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the company by herself as a Member of the Executive Committee.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Anna M. Messineo
Anna M. Messineo, Notary Public
My commission expires: 11/3/07

STATE OF CONNECTICUT)
) ss:
COUNTY OF FAIRFIELD )

        On this 15th day of December, 2003, before me, personally appeared Philip A. Hadley who acknowledged himself to be the CEO of FACTSET RESEARCH SYSTEMS, INC., a corporation, and that he as such CEO being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as CEO.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Wendy Boccuzzi
Wendy Boccuzzi, Notary Public
My commission expires: 1/31/06

A-1

EXHIBIT A

FLOOR PLANS

[see attached]

B-1

EXHIBIT B

DESCRIPTION OF LAND

All those certain pieces, parcels or tracts of land, together with the buildings and improvements thereon, situated in the City of Norwalk, County of Fairfield and State of Connecticut and more particularly bounded and described as follows:

PARCEL 601

Beginning at a point on the easterly side of land now or formerly of Metro North at its intersection with the northerly line of land now or formerly of Merritt River Partners, Inc.; thence, running along said Metro North N 02° 42’ 00” E a distance of 348.64 feet to the southerly side of land of Merritt 7 Venture LLC said land also known as 501 Merritt 7; thence, running along said 501 Merritt 7 S 87° 18’ 00” E a distance of 289.74 feet to the westerly side of Main Avenue (CT Route 719); thence, generally southerly along said Main Avenue the following courses: S 03° 19’ 56” W a distance of 78.33 feet; along a tangent anti-clockwise curve the radius of which is 1,625.00 feet and the central angle of which is 06° 23’ 42” for an arc distance of 181.38 feet; N 86° 56’ 13” E a distance of 15.55 feet; S 01° 58’ 52” E a distance of 127.17 feet; S 88° 04’ 20” W a distance of 11.13 feet; and, S 01° 55’ 40” E a distance of 208.61 feet to the aforesaid land now or formerly of Merritt River Partners, Inc.; thence along said Merritt River Partners, Inc. the following courses: S 88° 06’ 07” W a distance of 123.33 feet; N 00° 40’ 45” E a distance of 72.11 feet; N 12°19’ 19” W a distance of 9.32 feet; N 01° 29’ 15“E a distance of 60.47 feet; N 04° 20’ 16” W a distance of 40.59 feet; N 14° 26’ 38” W a distance of 68.15 feet; N 11° 39’ 33” W a distance of 10.62 feet; and, N 88° 08’ 46” W a distance of 171.73 feet to the point of beginning.

Together with the easement rights set forth in a Reciprocal Easement Agreement dated February 23, 1983 between Fairfield Investors, Inc. and First Merritt Seven Corp. recorded in Volume 1461 at Page 261 of the Norwalk Land Records.

Together with the easement rights set forth in a deed from First Merritt Seven Corp. to Fairfield Investors, Inc. dated December 17, 1981 and recorded in Volume 1387 at Page 69 of the Norwalk Land Records.

Parcel Tax I.D. #5-37-33-0

EXHIBIT C

FORM OF SNDA

WHEN RECORDED MAIL TO:

The Northwestern Mutual Life Ins. Co. – Law Department720
East Wisconsin Ave. — Room N16WC

Milwaukee, WI 53202Attn:
Frederick Bessette, Esq.

Loan No. C-332747

SPACE ABOVE THIS LINE FOR RECORDER’S USE

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is entered into as of , 20 , between

(“Tenant”), (“Borrower”), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (“Lender”), whose address for notices is 720 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Real Estate Investment Department, Reference Loan No. C-332747.

RECITALS

    A.        Tenant is the lessee or successor to the lessee, and Borrower is the lessor or successor to the lessor under a certain lease dated , 20 (the “Lease”).

    B.        Lender has made, or will make, a mortgage loan to be secured by a mortgage, deed to secure a debt or deed of trust from Borrower for the benefit of Lender (as it may be amended, restated or otherwise modified from time to time, the “Lien Instrument”) encumbering the fee title to and/or leasehold interest in the land described in Exhibit A attached hereto and the improvements thereon (collectively, the “Property”), wherein the premises covered by the Lease (the “Demised Premises”) are located.

    C.        Borrower and Lender have executed, or will execute, an Absolute Assignment of Leases and Rents (the “Absolute Assignment”), pursuant to which (i) the Lease is assigned to Lender and (ii) Lender grants a license back to Borrower permitting Borrower to collect all rents, income and other sums payable under the Lease until the revocation by Lender of such license, at which time all rents, income and other sums payable under the Lease are to be paid to Lender.

    D.        Tenant acknowledges that, as its consideration for entering into this Agreement, Tenant will benefit by entering into an agreement with Lender concerning Tenant’s relationship with any purchaser or transferee of the Property (including Lender) in the event of foreclosure of the Lien Instrument or a transfer of the Property by deed in lieu of foreclosure (any such purchaser or transferee and each of their respective successors or assigns is hereinafter referred to as “Successor Landlord”).

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant, Borrower and Lender agree as follows:

1.	Tenant and Borrower agree for the benefit of Lender that:

(a)	Tenant shall not pay, and Borrower shall not accept, any rent or additional rent more than one month in advance.

(b)

Tenant will not terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender written notice of such default and the period of time within which Lender shall have the right (but not the obligation) to cure such default shall have expired, which period of time shall be ten (10) days after receipt by Lender of such notice of default with respect to any default capable of being cured by the payment of money and thirty (30) days after receipt by Lender of such notice of default in respect to any other default (provided, that in the case of any default which cannot be cured by the payment of money and cannot with diligence be cured within such 30-day period because of the nature of such default or because Lender requires time to obtain possession of the Demised Premises in order to cure the default, if Lender shall proceed promptly to attempt to obtain possession of the Demised Premises, where possession is required, and to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence and continuity).

(c)

Tenant, upon receipt of notice from Lender that it has exercised its rights under the Absolute Assignment and revoked the license granted to Borrower to collect all rents, income and other sums payable under the Lease, shall pay to Lender all rent and other payments then or thereafter due under the Lease, and any such payments to Lender shall be credited against the rent or other obligations due under the Lease as if made to Borrower.

(d)

Tenant will not conduct any dry cleaning operations on the Demised Premises using chlorinated solvents nor will Tenant use any chlorinated solvents in the operation of their business on the Demised Premises other than any chlorinated solvents found in common office supplies and common cleaning supplies.

2.

The Lease is hereby subordinated in all respects to the Lien Instrument and to all renewals, modifications and extensions thereof, subject to the terms and conditions hereinafter set forth in this Agreement, but Tenant waives, to the fullest extent it may lawfully do so, the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure proceeding.

3.

Borrower, Tenant and Lender agree that, unless Lender shall otherwise consent in writing, the fee title to, or any leasehold interest in, the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Borrower or Tenant or any third party by purchase, assignment or otherwise.

4.	If the interests of Borrower in the Property are acquired by a Successor Landlord:

(a)

If Tenant shall not then be in default in the payment of rent or other sums due under the Lease beyond any applicable notice, grace or cure periods or be otherwise in material default under the Lease beyond any applicable notice, grace or cure periods, the Lease shall not terminate or be terminated and the rights of Tenant thereunder shall continue in full force and effect except as provided in this Agreement;

(b)

Tenant agrees to attorn to Successor Landlord as its lessor; Tenant shall be bound under all of the terms, covenants and conditions of the Lease for the balance of the Term thereof, including any renewal options which are exercised in accordance with the terms of the Lease;

(c)	The interests so acquired shall not merge with any other interests of Successor Landlord in the Property if such merger would result in the termination of the Lease;

(d)

If, notwithstanding any other provisions of this Agreement, the acquisition by Successor Landlord of the interests of Borrower in the Property results, in whole or part, in the termination of the Lease, there shall be deemed to have been created a lease between Successor Landlord and Tenant on the same terms and conditions as the Lease for the remainder of the Term of the Lease, with renewal options, if any; and

(e)

Successor Landlord shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after Successor Landlord’s acquisition of the interests of Borrower in the real estate, have the same remedies against Successor Landlord for the breach of the Lease that Tenant would have had under the Lease against Borrower if the Successor Landlord had not succeeded to the interests of Borrower; provided, however, that Successor Landlord shall not be:

(i)

Liable for the breach of any representations or warranties set forth in the Lease or for any act, omission or obligation of any landlord (including Borrower) or any other party occurring or accruing prior to the date of Successor Landlord’s acquisition of the interests of Borrower in the Demised Premises, except for any repair and maintenance obligations of a continuing nature as of the date of such acquisition;

(ii)

Subject to any offsets or defenses which Tenant might have against any landlord (including Borrower) prior to the date of Successor Landlord’s acquisition of the interests of Borrower in the Demised Premises;

(iii)	Liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with Successor Landlord;

(iv)

Bound to Tenant for any matter first arising or occurring subsequent to the date upon which Successor Landlord transfers its interest in the Demised Premises to any third party and the Lease is assumed by such third-party;

(v)	Liable for any damages in excess of Successor Landlord’s equity in the Property;

(vi)

Bound by any agreement for the cancellation of the Lease or the surrender of the Demised Premises unless Lender gave its prior written consent to such agreement or unless such agreement is specifically provided for in the Lease; or

(vii)

Bound by any agreement amending or modifying the Lease unless Lender gave its prior written consent to such amendment or modification or unless such amendment or modification is specifically contemplated in the Lease for confirming the lease commencement date, the rent commencement date, the term, the square footage leased, the renewal or extension of the Lease, or the leasing of additional space at the Property. If requested, any proposed amendment or modification to the Lease shall be reviewed and approved by Lender, as applicable, in accordance with the Absolute Assignment.

The provisions of this paragraph shall be effective and self-operative immediately upon Successor Landlord succeeding to the interests of Borrower without the execution of any other instrument.

    5.        This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors in interest. In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns, and shall remain in full force and effect notwithstanding any renewal, extension, increase, or refinance of the indebtedness secured by the Lien Instrument, without further confirmation. Upon recorded satisfaction of the Lien Instrument, this Agreement shall become null and void and be of no further effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT:	__________________________________

By: ________________________________

Attest: ______________________________
Secretary

BORROWER:	MERRITT 7 VENTURE L.L.C.

By: ______________________________
Sara B. Queen

By: ______________________________
John P. Crosby

LENDER:	THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY, a Wisconsin
corporation

By: ______________________________
, Managing Director

Attest: ____________________________
, Assistant Secretary

STATE OF )
) ss:
COUNTY OF )

        On this _____ day of _________, 20___, before me, personally appeared __________________ who acknowledged himself to be the _________ of ___________________________________, a ________, and that he as such _________ being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the ___________ by himself as __________.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public
My commission expires:

STATE OF NEW YORK )
) ss:
COUNTY OF )

        On this _____ day of ____________, 20___, before me, personally appeared Sara B. Queen who acknowledged herself to be a Member of the Executive Committee of MERRITT 7 VENTURE L.L.C., a Delaware limited liability company, and that she as such Member of the Executive Committee being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the company by herself as a Member of the Executive Committee.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public
My commission expires:

STATE OF CONNECTICUT)
) ss:
COUNTY OF FAIRFIELD )

        On this _____ day of ____________, 20___, before me, personally appeared John P. Crosby who acknowledged himself to be a Member of the Executive Committee of MERRITT 7 VENTURE L.L.C., a Delaware limited liability company, and that he as such Member of the Executive Committee being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the company by himself as a Member of the Executive Committee.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public
My commission expires:

STATE OF WISCONSIN)
) ss:
COUNTY OF )

        On this _____ day of ____________, 20___, before me, personally appeared ______________________ who acknowledged himself to be the Managing Director of NORTHWESTERN INVESTMENT MANAGEMENT COMPANY, LLC, a Delaware limited liability company, a wholly-owned subsidiary of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, and that he as such Managing Director being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the company by himself as Managing Director.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public
My commission expires:

EXHIBIT A

All those certain pieces, parcels or tracts of land, together with the buildings and improvements thereon, situated in the City of Norwalk, County of Fairfield and State of Connecticut and more particularly bounded and described as follows:

PARCEL 601

Beginning at a point on the easterly side of land now or formerly of Metro North at its intersection with the northerly line of land now or formerly of Merritt River Partners, Inc.; thence, running along said Metro North N 02° 42’ 00” E a distance of 348.64 feet to the southerly side of land of Merritt 7 Venture LLC said land also known as 501 Merritt 7; thence, running along said 501 Merritt 7 S 87° 18’ 00” E a distance of 289.74 feet to the westerly side of Main Avenue (CT Route 719); thence, generally southerly along said Main Avenue the following courses: S 03° 19’ 56” W a distance of 78.33 feet; along a tangent anti-clockwise curve the radius of which is 1,625.00 feet and the central angle of which is 06° 23’ 42” for an arc distance of 181.38 feet; N 86° 56’ 13” E a distance of 15.55 feet; S 01° 58’ 52” E a distance of 127.17 feet; S 88° 04’ 20” W a distance of 11.13 feet; and, S 01° 55’ 40” E a distance of 208.61 feet to the aforesaid land now or formerly of Merritt River Partners, Inc.; thence along said Merritt River Partners, Inc. the following courses: S 88° 06’ 07” W a distance of 123.33 feet; N 00° 40’ 45” E a distance of 72.11 feet; N 12°19’ 19” W a distance of 9.32 feet; N 01° 29’ 15“E a distance of 60.47 feet; N 04° 20’ 16” W a distance of 40.59 feet; N 14° 26’ 38” W a distance of 68.15 feet; N 11° 39’ 33” W a distance of 10.62 feet; and, N 88° 08’ 46” W a distance of 171.73 feet to the point of beginning.

Together with the easement rights set forth in a Reciprocal Easement Agreement dated February 23, 1983 between Fairfield Investors, Inc. and First Merritt Seven Corp. recorded in Volume 1461 at Page 261 of the Norwalk Land Records.

Together with the easement rights set forth in a deed from First Merritt Seven Corp. to Fairfield Investors, Inc. dated December 17, 1981 and recorded in Volume 1387 at Page 69 of the Norwalk Land Records.

Parcel Tax I.D. #5-37-33-0

EXHIBIT D

RULES AND REGULATIONS

        To the extent the provisions of these Rules and Regulations conflict with the provisions of the Lease, the provisions of the Lease shall control.

    1.        The sidewalks, driveways, entrances, passages, courts, lobby, esplanade areas, plaza, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises (although the esplanade and other outdoor Common Areas may be used for outdoor smoking), and Tenant shall not permit any of its employees, agents or invitees to loiter in any of said areas (except for outdoor smoking). No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.

    2.        No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens that are visible from the exterior of the Premises or Building shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord (including the manner of hanging or attachment).

    3.        No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant either (a) on any part of the outside of the Building, or (b) inside of the Common Areas, or (c) outside of the Premises, without in each such case the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs in Common Areas of the Building (if and when approved by Landlord), and lettering on doors and directory tablets shall be inscribed, painted or affixed for each tenant by Landlord at the reasonable expense of such tenant, and shall be of a size, color and style which matches Building standard or is otherwise reasonably acceptable to Landlord.

    4.        The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the window sills or on the peripheral air-conditioning enclosures.

    5.        No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

    6.        The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed, and no sweepings,

rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Except as specified in Landlord’s cleaning specifications, any cuspidors or containers or receptacles used as such in the Premises shall be emptied, cared for and cleaned by and at the expense of Tenant.

    7.        No tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No borings or cuttings shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Subject to the foregoing, Tenant may install and hang normal office decorations and cabinetry in the Premises.

    8.        No bicycles, vehicles, birds or animals of any kind (except fish) shall be brought into or kept in or about the Premises. However, this prohibition shall not apply to dogs which are assisting visually impaired personnel or which may be utilized for detecting illegal drugs or explosives.

    9.        No noise, including, but not limited to, music or other playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the Premises by any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

    10.        No tenant nor any of tenant’s servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance, except in small quantities as may be required for the proper operation, maintenance and/or cleaning of customary office equipment, provided Tenant shall comply with any and all laws and regulations governing usage and disposal of same.

    11.        Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

    12.        The removal or delivery of furniture or extra-large or heavy items which may interfere with the use and occupancy of the Building by other tenants, or with their access to their respective leased premises, must take place during such hours and in such elevators as Landlord or its Agent may reasonably determine from time to time. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any additional responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule 12 or Rule 16 hereof.

    13.        Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or public typist, or for the storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school, or as a hiring or employment agency. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on the Premises (excluding independent contractors). Tenant shall not use the Premises or any part thereof, or permit the Premises, or any part thereof to be used for manufacturing or for the sale at auction of merchandise, goods or property of any kind.

    14.        No tenant shall obtain, purchase or accept for use in the Premises, ice, water cooler, towel service, barbering, boot blackening, special cleaning, floor polishing or other similar services from any persons not expressly authorized by Landlord to furnish such service; provided, however, that such service may be furnished by an outside vendor or caterer in the event the vendors and/or caterers doing business at the Merritt 7 Corporate Park fail to bid competitive prices or rates for such services. Such services shall be furnished only during regular Business Hours, in the Premises, and under such reasonable regulations as may be fixed by Landlord. Notwithstanding the above, this prohibition shall not prevent Tenant from furnishing such services for its employees, guests, invitees and independent contractors, or prevent Tenant’s employees from bringing in lunch items and/or having coffee breaks or to prevent Tenant from using caterers of its choosing.

    15.        Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s judgment, tends to impair the reputation of the Building or its desirability as a building for offices and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising or identifying sign.

    16.        Landlord reserves the right to exclude from the Building during hours other than Business Hours (as defined in the foregoing Lease) all persons connected with or calling upon Tenant who do not present a pass to the Building signed by Tenant or whose entry Tenant does not approve in response to telephone inquiry from the front desk upon such person’s arrival at the Building. Tenant shall furnish Landlord with a facsimile of such pass. All persons entering and/or leaving the Building on weekends or Holidays or on non-Holiday weekends before or after Business Hours may, after a single notice from Landlord to Tenant, be required to sign a register. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.

    17.        Tenant, before closing and leaving the Premises at any time, shall see that all lights are turned out, provided the cleaning service has finished. All entrance doors in the Premises shall be left locked by Tenant when the Premises are not in use. Entrance doors shall not be left open at any time.

    18.        Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant’s expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord’s contractors while doing janitor service or other cleaning in the Premises and while making repairs or alterations in the Premises.

    19.        The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

    20.        The requirements of tenants will be attended to only upon notice to Landlord’s managing agent and, if Landlord or its managing agent requests, upon execution and submission or written application or purchase order. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

    21.        Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

    22.        There shall not be used in any space, or in the public halls of the Building, either by any tenant or by any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

    23.        Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises in disturbance of other tenants or which creates a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the foregoing Lease.

    24.        Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

    25.        The parking areas servicing the Building, including but not limited to any reserved spaces of Tenant, shall not be used for storage of vehicles or long-term parking of vehicles; it being the intention that Tenant’s use of said parking areas is to be directly related to Tenant’s use of Premises as said use is permitted by the terms of its Lease. Landlord reserves the right to cause the removal, by towing, of vehicles in violation of this parking rule, it being understood and agreed by Tenant that Landlord’s right to tow illegally parked vehicles is hereby noticed to Tenant and no notice of Landlord’s right to tow illegally parking vehicles by signage need be posted on the Land or the Building. All costs of the towing of illegally parked cars shall be borne by Tenant and shall be deemed additional rent.

EXHIBIT E

CLEANING SPECIFICATIONS

DAILY:

Sweep, dry mop or vacuum all floor areas of resilient wood or carpet, remove matter such as gum and tar which has adhered to the floor.

Empty all ashtrays and waste baskets and remove all trash.

Spot wash to remove major smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.

Damp mop all non-resilient floors.

Furniture dusted, as needed, (excluding desks and furniture with papers, etc.).

WEEKLY: Spot clean carpet stains.

Spot wash interior partition glass and door glass to remove smudge marks.

MONTHLY:

Scrub resilient floor areas using buffable non-slip type floor finish.

Clean all interior glass, both sides.

QUARTERLY:

High dust all horizontal and vertical surfaces not reached in nightly cleaning.

Wash vertical terrazzo or marble surfaces.

Damp wash such items, including surrounding wall or ceiling areas, that are soiled.

SEMI-ANNUALLY:

Vacuum drapes.

Dust all storage shelves and damp mop floor areas.

Wash all interior surface of exterior glass.

Refinish resilient floor areas using buffable non-slip floor finish.

EXHIBIT F

WORK SCHEDULE

[see attached]